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                                                                     EXHIBIT 4.1


                          CAPSTAR BROADCASTING PARTNERS
                        401(k) RETIREMENT PLAN AND TRUST



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                                    PREAMBLE

The purpose of this Plan and Trust is to provide, in accordance with its provisions, a defined contribution plan providing retirement and other related benefits for those Employees of the Employer who are eligible to participate hereunder.

It is intended that the Plan qualify for approval under Sections 401 and 410 through 417 of the Internal Revenue Code. It is intended that the Trust qualify for approval under Section 501 of the Code. It is further intended that the Plan comply with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In case of any ambiguity in the Plan's language, it will be interpreted to accomplish the Plan's intent of qualifying under the Code and complying with ERISA.

This Plan and Trust is exclusively for the benefit of the eligible Employees and their Beneficiaries. Neither the Employer, the Plan Administrator nor the Trustee will apply or interpret the terms of the Plan in any manner that permits discrimination in favor of Highly Compensated Employees. All Employees under similar circumstances will be treated alike.

The undersigned Employer and Trustee hereby adopt this Plan and Trust effective as of October 1, 1997.


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                                TABLE OF CONTENTS

                                                                                                              Page No.
                                                                                                              --------
ARTICLE 1 -  DEFINITIONS  ...............................................................................       1-1


ARTICLE 2 -  PARTICIPATION  .............................................................................       2-1


ARTICLE 3 -  PARTICIPANT ACCOUNTS .......................................................................       3-1


ARTICLE 4 -  ACCOUNTING AND VALUATION ...................................................................       4-1


ARTICLE 5 -  RETIREMENT BENEFITS ........................................................................       5-1


ARTICLE 6 -  DEATH  BENEFIT .............................................................................       6-1


ARTICLE 7 -  LIMITATIONS  ON  BENEFITS ..................................................................       7-1


ARTICLE 8 -  MISCELLANEOUS   ............................................................................       8-1


ARTICLE 9 -  ADMINISTRATION .............................................................................       9-1


ARTICLE 10 -  AMENDMENT  OR  TERMINATION  OF  PLAN ......................................................      10-1


ARTICLE 11 -  TRUSTEE  AND  TRUST  FUND .................................................................      11-1





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                                    ARTICLE 1

                                   DEFINITIONS

As used in this document, unless otherwise defined or required by the context, the following terms have the meanings set forth in this Article 1. Some of the terms used in this document are not defined in Article 1, but for convenience are defined as they are introduced in the text.

1.01     ACCOUNT
         Account means a separate account maintained for each Participant reflecting applicable contributions, applicable forfeitures, investment income (loss) allocated to the account and distributions.

1.02     ACCOUNTING DATE, VALUATION DATE
         The term Accounting Date means the last day of each Accounting Period and any other days within the Accounting Period upon which, consistent with established methods and guidelines, the Plan Administrator applies the accounting procedures specified in Section 4.02. The term Valuation Date, unless otherwise specified, means any business day on which the New York Stock Exchange is open.

1.03     ACCOUNTING PERIOD
         Accounting Period means each of the 3-month periods which end on March 31st, June 30th, September 30th and December 31st.

1.04     ACCRUED BENEFIT
         A Participant's Accrued Benefit means the total value of his Accounts as of a given date. A Participant's Accrued Benefit will not be reduced solely on account of an amendment to the Plan.

         A Participant's Vested Accrued Benefit is equal to his Vested Percentage of that portion of his Accrued Benefit which is subject to the Vesting Schedule plus 100% of the remaining portion of his Accrued Benefit.

1.05     BENEFICIARY
         Beneficiary means the person, persons, trust or other entity who is designated to receive any amount payable upon the death of a Participant.

1.06     CASH-OUT DISTRIBUTION
         Cash-Out Distribution means, as described in Article 5, a distribution to a Participant upon termination of employment of his Vested Accrued Benefit.

1.07     CODE AND ERISA
         Code means the Internal Revenue Code of 1986, as it may be amended from time to time, and all regulations issued thereunder. Reference to a section of the Code includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section and any regulations issued thereunder.

         ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and all regulations issued thereunder. Reference to a section of ERISA includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section and any regulations issued thereunder.

1.08     COMPENSATION
         Except where otherwise specifically provided in this Plan, Compensation means Aggregate Compensation as defined in Section 7.03(a).

         For Plan Years beginning prior to January 1, 1998, Compensation also includes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary

                                       1-1


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         reduction agreement which are not includable in the gross income of the
         Employee due to Code Section 125, 402(e)(3), 402(h), 402(k) or 403(b).

         Notwithstanding the foregoing, for all purposes under this Plan, Compensation in excess of the Statutory Compensation Limit will be disregarded.

         Statutory Compensation Limit means $160,000 for the Plan Year beginning January 1, 1997 and is adjusted periodically in accordance with Code
         Section 401(a)(17)(b).

1.09     EFFECTIVE DATE
         The Effective Date of the Plan is October 1, 1997.

1.10     ELIGIBLE EMPLOYEE CLASSIFICATION
         An Eligible Employee Classification is a classification of Employees, the members of which are eligible to participate in the Plan. The Plan covers all employee classifications except Leased Employees, workers classified by the Employer as Independent Contractors, Employees classified by the Employer as Part Time Employees and who fail to work at least 1,000 hours during any Plan Year and during the Employee's initial Year of Eligibility Service, and union employees who are not explicitly covered by the plan pursuant to the terms of a collective bargaining agreement.

1.11     ELIGIBLE PARTICIPANT
         An Eligible Participant is a Participant who, in accordance with the provisions of Article 3, is eligible to share in the allocation of a contribution for a given Contribution Period.

1.12     EMPLOYEE

         (a)      IN GENERAL
                  An Employee is any person who is employed by the Employer or a Participating Employer. An individual classified by the Employer as an Independent Contractor is not considered to be an Employee.

         (b)      LEASED EMPLOYEE
                  A Leased Employee means any person who, pursuant to an agreement between the Employer or any Related Employer ("Recipient Employer") and any other person ("leasing organization"), has performed services for the Recipient Employer on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Recipient Employer.

                  Any Leased Employee will be treated as an Employee of the Recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to the services performed for the Recipient Employer will be treated as provided by the Recipient Employer. If all Leased Employees constitute less than 20% of the Employer's non-highly-compensated work force within the meaning of Code
                  Section 414(n)(1)(c)(ii), then the preceding sentence will not apply to any Leased Employee if such Employee is covered by a money purchase pension plan ("Safe Harbor Plan") which provides: (1) a nonintegrated employer contribution rate of at least 10% of compensation, (2) immediate participation, and
                  (3) full and immediate vesting.

                  Years of Service for purposes of eligibility to participate in the Plan and Years of Service for purposes of determining a Participant's Vested Percentage include service by an Employee as a Leased Employee.

1.13     EMPLOYER
         The Employer and Plan Sponsor is Capstar Broadcasting Partners, Inc. A Participating Employer is any organization which has adopted this Plan and Trust in accordance with Section 8.07. Unless otherwise specified, the term, Employer, also refers to any Participating Employer.

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         The term Predecessor Employer means any prior employer to which the
         Employer is the successor, including any Predecessor Employer for which the Employer maintains the obligations of a Predecessor Plan established by the Predecessor Employer. Service with a Predecessor Employer will be included as Service with the Employer for all purposes under this Plan.

1.13     EMPLOYMENT COMMENCEMENT DATE
         The date an Employee first performs an Hour of Service for the Employer is his Employment Commencement Date.

1.14     ENTRY DATE
         Entry Date means the first day of the month which coincides with or next follows the date upon which the eligibility requirements are met.

1.16     FISCAL YEAR
         Fiscal Year means the taxable year of the Plan Sponsor. The Fiscal Year of the Plan Sponsor is the 12 month period beginning January 1 and ending December 31.

1.17     FORFEITURE
         The term Forfeiture refers to that portion, if any, of a Participant's Accrued Benefit which is in excess of his Vested Accrued Benefit following the termination of the Participant's employment.

         A Forfeiture is considered to occur as of the earlier of (a) the date of the occurrence of the fifth of 5 consecutive One Year
         Breaks-in-Service or (b) the date a Cash-Out Distribution occurs in accordance with the provisions of Article 5

1.18     HIGHLY COMPENSATED DEFINITIONS

         (a)      COMPENSATION
                  For purposes of this Section, Compensation means Aggregate Compensation as defined in Section 7.03(a) plus (for Plan Years beginning prior to January 1, 1998) amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the gross income of the Employee under Code Section 125, 402(e)(3), 402(h), 402(k) or 403(b).
                  Compensation in excess of the Statutory Compensation Limit will be disregarded.

         (b)      DETERMINATION YEAR
                  Determination Year means the Plan Year for which the determination of who is Highly Compensated is being made.

         (c)      RESERVED

         (d)      HIGHLY COMPENSATED EMPLOYEE
                  Highly Compensated Employee means any individual who is a Highly Compensated Active Employee or a Highly Compensated Former Employee within the meaning of Code Section 414(q) and the regulations thereunder.

                  Highly Compensated Active Employee Highly Compensated Active Employee means any individual who:

                  (1) During the Determination Year or the Lookback Year was at any time a 5-percent Owner (within the meaning of Code Section 416(i)) of the Employer or any Related Employer; or

                  (2) During the Lookback Year (i) received Compensation from the Employer and all Related Employers in excess of $80,000 (or any greater amount determined by regulations issued by the Secretary of the Treasury under Code Section 415(d)); and

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                           (ii), if the Plan Sponsor elects the application of
                           this clause for such Lookback Year, was in the Top-paid Group for such Lookback Year.

         (f)      HIGHLY COMPENSATED FORMER EMPLOYEE
                  Highly Compensated Former Employee means any Former Employee who had a Separation Year (within the meaning of Treasury Regulation Section 1.414(q)-1T Q&A-5) and was a Highly Compensated Active Employee for either the Separation Year or any Determination Year ending on or after the Employee's 55th birthday.

         (g)      HIGHLY COMPENSATED GROUP
                  Highly Compensated Group means all Highly Compensated
                  Employees.

         (h)      LOOKBACK YEAR
                  Lookback Year means the 12-month period immediately preceding the Determination Year.

         (i)      NON-HIGHLY COMPENSATED EMPLOYEE
                  Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

         (j)      NON-HIGHLY COMPENSATED GROUP
                  Non-Highly Compensated Group means all Non-Highly Compensated Employees.

         (k)      TOP-PAID GROUP
                  Top-Paid Group means those individuals who are among the top 20 percent of Employees of the Employer and all Related Employers when ranked on the basis of Compensation received during the year. In determining the number of individuals in the Top-Paid Group (but not the identity of those individuals), the following individuals may be excluded:

                  (1) Employees who have not completed 6 months of Service by the end of the year. For this purpose, an Employee who has completed One Hour of Service in any calendar month will be credited with one month of Service;

                  (2) Employees who normally work fewer than 17 1/2 hours per week;

                  (3) Employees who normally work fewer than 6 months during any year. For this purpose, an Employee who has worked on one day of a month is treated as having worked for the whole month;

                  (4) Employees who have not reached age 21 by the end of the year;

                  (5) Nonresident aliens who received no earned income (which constitutes income from sources within the United States) within the year from the Employer or any Related 1-4 Employer; and

                  (6) Employees covered by a collective bargaining agreement negotiated in good faith between the employee representatives and the Employer or a group of employers of which the Employer is a member if (i) 90% or more of all employees of the Employer and all Related Employers are covered by collective bargaining agreements, and (ii) this Plan covers only Employees who are not covered under a collective bargaining agreement.


                                       1-4


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1.19     HOUR OF SERVICE
         An Hour of Service means:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed;

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any 12-month period. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraphs (a) or (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         Hours of Service for all Employees will be determined on the basis of actual hours for which an Employee is paid or is entitled to payment. Hours of Service will be credited for employment with any Related Employer or any Predecessor Employer. Hours of Service will be credited for any individual considered an employee under Code Section 414(n) or 414(o) and the regulations thereunder.

         Solely for purposes of determining whether a One Year Break-in-Service has occurred, a Participant who is absent from work on an authorized Leave of Absence or by reason of the Participant's pregnancy, birth of the Participant's child, placement of a child with the Participant in connection with the adoption of such child, or for the purpose of caring for such child for a period immediately following such birth or placement, will receive credit for the Hours of Service which otherwise would have been credited to the Participant but for such absence. The Hours of Service credited under this paragraph will be credited in the Plan Year in which the absence begins if such crediting is necessary to prevent a One Year Break-in-Service in such Plan Year; otherwise, such Hours of Service will be credited in the following Plan Year. The Hours of Service credited under this paragraph are those which would normally have been credited but for such absence; in any case in which the Plan Administrator is unable to determine such hours normally credited, 8 Hours of Service per day will be credited. No more than 501 Hours of Service will be credited under this paragraph for any 12-month period. The Date of Severance is the second anniversary of the date on which the absence begins. The period between the initial date of absence and the first anniversary of the initial date of absence is deemed to be a period of Service. The period between the first and second anniversaries of the initial date of absence is neither a period of service nor a 1-5 period of severance.

1.20     INVESTMENT FUND
         An Investment Fund means any portion of the assets of the Trust Fund which the Plan Administrator designates as an Investment Fund and for which the Plan Administrator maintains a set of accounts separate from the remaining assets of the Trust Fund.

         (a) Specific Investment Fund means an Investment Fund which is designated as a Specific Investment Fund by the Plan Administrator in a manner and form acceptable to the Trustee.

         (b) General Investment Fund means all assets of the Trust Fund excluding the assets of any Specific Investment Funds.


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1.21     LEAVE OF ABSENCE
         An authorized Leave of Absence means a period of time of one year or less granted to an Employee by the Employer due to illness, injury, temporary reduction in work force, or other appropriate cause or due to military service during which the Employee's reemployment rights are protected by law, provided the Employee returns to the service of the Employer on or before the expiration of such leave, or in the case of military service, within the time his reemployment rights are so protected or within 60 days of his discharge from military service if no federal law is applicable. All authorized Leaves of Absence are granted or denied by the Employer in a uniform and nondiscriminatory manner, treating Employees in similar circumstances in a like manner.

         If the Participant does not return to active service with the Employer on or prior to the expiration of his authorized Leave of Absence he will be considered to have had a Date of Severance as of the earlier of the date on which his authorized Leave of Absence expired, the first anniversary of the last date he worked at least one hour as an Active Participant, or the date on which he resigned or was discharged.

1.22     RESERVED

1.23     NORMAL RETIREMENT AGE
         A Participant's Normal Retirement Age is age 65.

1.24     NORMAL RETIREMENT DATE
         A Participant's Normal Retirement Date is the date on which the Participant attains Normal Retirement Age.

1.25     ONE YEAR BREAK-IN-SERVICE
         One Year Break-in-Service is defined in Section 1.42(a).

1.26     PARTICIPANT
         The term Participant means an Employee or former Employee who is eligible to participate in this Plan and who is or who may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

         (a) Active Participant means a Participant who is currently an Employee in an Eligible Employee Classification.

         (b) Disabled Participant means a Participant who has terminated his employment with the Employer due to his Disability and who is receiving or is entitled to receive benefits from the Plan.

         (c) Retired Participant means a Participant who has terminated his employment with the Employer after meeting the requirements for his Normal Retirement Date and who is receiving or is entitled to receive benefits from the Plan.

         (d) Vested Terminated Participant means a Participant who has terminated his employment with the Employer and who has a nonforfeitable right to all or a portion of his or her Accrued Benefit and who has not received a distribution of the value of his or her Vested Accrued Benefit.

         (e) Inactive Participant means a Participant who has (i) interrupted his status as an Active Participant without becoming a Disabled, Retired or Vested Terminated Participant and (ii) has a non-forfeitable right to all or a portion of his Accrued Benefit and has not received a complete distribution of his benefit.


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         (f)      Former Participant means a Participant who has terminated his employment with the Employer and who currently has no nonforfeitable right to any portion of his or her Accrued Benefit.

1.27     PAYROLL WITHHOLDING AGREEMENT
         If a written Payroll Withholding Agreement is required pursuant to the provisions of Article 3, then each Participant who elects to participate in the Plan will file such agreement on or before the first day of the payroll period for which the agreement is applicable (or at some other time as specified by the Plan Administrator). Such agreement will be effective for each payroll period thereafter until modified or amended.

         The terms of such agreement will provide that the Participant agrees to have the Employer withhold, each payroll period, any whole percentage of his Compensation (or such other amount as allowed by the Plan Administrator under rules applied on a uniform and nondiscriminatory basis), not to exceed the limitations of Article 7. In consideration of such agreement, the Employer periodically will make a contribution to the Participant's proper Account(s) in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during applicable payroll periods pursuant to the Payroll Withholding Agreement.

         Notwithstanding the above, Payroll Withholding Agreements will be governed by the following general guidelines:

         (a) A Payroll Withholding Agreement will apply to each payroll period during which an effective agreement is on file with the Employer. Upon termination of employment, such agreement will become void.

         (b) The Plan Administrator will establish and apply guidelines concerning the frequency and timing of amendments or changes to Payroll Withholding Agreements. Notwithstanding the foregoing, a Participant may revoke his Payroll Withholding Agreement at any time and discontinue all future withholding.

         (c) The Plan Administrator may amend or revoke its Payroll Withholding Agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to insure that a Participant's Annual Additions for any Plan Year will not exceed the limitations of Article 7 or to insure that the requirements of Sections 401(k) and 401(m) of the Code have been satisfied with respect to the amount which may be withheld and contributed on behalf of the Highly Compensated Group.

         (d) Except as provided above, a Payroll Withholding Agreement may not be revoked or amended by the Participant or the Employer.

1.28     PLAN, PLAN AND TRUST, TRUST
         The terms Plan, Plan and Trust and Trust mean Capstar Broadcasting Partners 401(k) Retirement Plan and Trust. The Plan Identification Number is 001. The Plan is a profit sharing plan.

         The term Predecessor Plan means any qualified plan previously established and maintained by the Employer and to which this Plan is the successor.

1.29     PLAN ADMINISTRATOR
         The Plan Administrator is Capstar Broadcasting Partners, Inc. unless the Plan Sponsor designates one or more individuals to serve as Plan Administrator pursuant to Section 9.01.

1.30     PLAN YEAR
         The Plan Year is the 12 month period beginning January 1 and ending December 31. The Limitation Year coincides with the Plan Year.


                                       1-7


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1.31     RESERVED

1.32     QUALIFIED ANNUITY DEFINITIONS

         (a)      ANNUITY STARTING DATE
                  Annuity Starting Date means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

         (b)      QUALIFIED ELECTION

                  (1)      IN GENERAL
                           Qualified Election means a written waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity. The waiver must be consented to by the Participant's spouse with such written consent witnessed by a representative of the Plan Administrator or a notary public. The spouse's consent must include the designation of a specific Beneficiary and the form of payment which cannot be changed without the consent of the spouse. Such consent will not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse, the spouse cannot be located or other circumstances that may be prescribed by Treasury Regulations. Any consent which is required under this Section will be valid only with respect to the spouse who signs the consent (or in the event of a deemed Qualified Election, the designated spouse). Additionally, any revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Annuity Starting Date; however, any waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity which follows such revocation must be in writing and must be consented to by the Participant's spouse. The number of waivers or revocations of such waivers will not be limited.

                  (2)      QUALIFIED JOINT AND SURVIVOR ANNUITY NOTICES
                           Not more than 90 days nor less than 30 days before the Participant's Annuity Starting Date, the Plan Administrator will provide the Participant a written explanation of:

                           o the terms and conditions of a Qualified Joint and Survivor Annuity;

                           o the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

                           o a general description of the eligibility conditions and other material features of the optional forms of benefit and sufficient additional information to explain the relative values of the optional forms of benefit available;

                           o        the rights of the Participant's spouse; and

                           o the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

                  (3)      QUALIFIED SURVIVOR ANNUITY NOTICES
                           The election period to waive the Qualified Survivor Annuity begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Vested Terminated Participant separates from service before the beginning of the election period, the election period begins on the date of separation from service.


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                           The Plan Administrator will, within the applicable
                           notice period, provide each Participant a written explanation of the Qualified Survivor Annuity containing comparable information to that required under the provisions of Section 1.32(b)(2). For purposes of this paragraph, the term "applicable notice period" means whichever of the following periods ends last:

                           o the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           o the period beginning two years before and ending 12 months after the individual becomes a Participant;

                           o the period beginning two years before and ending 12 months after the joint and survivor rules become effective for the Participant; or

                           o the period beginning one year before and ending 12 months after the Participant separates from service before attaining age 35.

                           A Participant who will not have attained age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Survivor Annuity for the period beginning on the date of the election and ending on the first day of the Plan Year in which the Participant attains age 35. The Election will not be valid unless the Participant receives a written explanation of the Qualified Survivor Annuity in terms comparable to the explanation required above. Qualified Survivor Annuity coverage will automatically resume as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date will be subject to the full requirements of this Section 1.32(b).

         (c)      QUALIFIED JOINT AND SURVIVOR ANNUITY
                  A Qualified Joint and Survivor Annuity means an annuity which is purchased from an Insurer and which is payable for the life of the Participant with a survivor annuity for the life of his Surviving Spouse in an amount which is 50% of the amount payable during the joint lives of the Participant and his spouse. The amount of the Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

         (d)      QUALIFIED LIFE ANNUITY
                  A Qualified Life Annuity means an annuity which is purchased from an Insurer and which is payable for the lifetime of the Participant with payments terminating upon the death of the Participant. The amount of the Qualified Life Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

         (e)      QUALIFIED SURVIVOR ANNUITY
                  A Qualified Survivor Annuity which a Surviving Spouse will be eligible to receive under the provisions of Section 6.02 means a monthly benefit payable for the remaining lifetime of the Surviving Spouse. The amount of the Qualified Survivor Annuity benefit will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

                  If the Participant's Vested Accrued Benefit is $3,500 or less, the Plan Administrator will direct the immediate distribution of the Participant's Vested Accrued Benefit to the Surviving Spouse. If the Participant's Vested Accrued Benefit at the time of any distribution exceeds $3,500, the Vested Accrued Benefit at any later time will be deemed to exceed $3,500. The Surviving Spouse may elect to receive the Qualified Survivor Annuity as a lump sum.

                                       1-9

                  Effective for the Plan Year beginning January 1, 1998, $5,000 shall be substituted for $3,500 in this paragraph in compliance with the Taxpayer Relief Act of 1997.

1.33     RELATED EMPLOYER
         The terms Related Employer and Affiliated Employer are used interchangeably and mean any other corporation, association, company or entity on or after the Effective Date which is, along with the Employer, a member of a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses which are under common control (as defined in Code Section 414(c)), an affiliated service group (as defined in Code Section 414(m)), or any organization or arrangement required to be aggregated with the Employer by Treasury Regulations issued under Code Section 414(o).

1.34     REQUIRED BEGINNING DATE
         The Required Beginning Date for the commencement of benefit payments from the Plan is the April 1 immediately following the calendar year in which he attains age 70-1/2 for a Participant who is a Five Percent Owner as defined in Section 1.36(d)(1) with respect to the Plan Year in which the Participant attains age 70-1/2.

         The Required Beginning Date for the commencement of benefit payments from the Plan for any other Participant is the April 1 immediately following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) if so elected by the Participant, the calendar year in which the Participant retires.

1.35     SURVIVING SPOUSE
         Surviving Spouse means a deceased Participant's spouse who was married to the Participant on the Participant's date of death. The Plan Administrator and the Trustee may rely conclusively on a Participant's written statement of his marital status. Neither the Plan Administrator nor the Trustee is required at any time to inquire into the validity of any marriage, the effectiveness of a common-law relationship or the claim of any alleged spouse which is inconsistent with the Participant's report of his marital status and the identity of his spouse.

1.36     TOP-HEAVY DEFINITIONS

         (a)      AGGREGATE ACCOUNT
                  Aggregate Account means, with respect to each Participant, the value of all accounts maintained on behalf of the Participant, whether attributable to Employer or Employee contributions, used to determine Top-Heavy Plan status under the provisions of a defined contribution plan. A Participant's Aggregate Account as of the Determination Date will be the sum of:

                  o the balance of his Account(s) as of the most recent valuation date occurring within a 12-month period ending on the Determination Date (excluding any amounts attributable to deductible voluntary employee contributions); plus

                  o contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made; plus

                  o any Plan Distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years.

         (b)      AGGREGATION GROUP
                  Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.


                                      1-10

                  (1)      REQUIRED AGGREGATION GROUP
                           Each plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, will be aggregated and the resulting group will be known as a Required Aggregation Group.

                           Each plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

                  (2)      PERMISSIVE AGGREGATION GROUP
                           The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group (to be known as a Permissive Aggregation Group), taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.

                           Only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

                           Only those plans of the Employer in which the Determination Dates fall within the same calendar year will be aggregated in order to determine whether the plans are Top-Heavy Plans.

         (c)      DETERMINATION DATE
                  Determination Date means the last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of the first Plan Year.

         (d)      KEY EMPLOYEE
                  Key Employee means any Employee or former Employee (and his Beneficiary) who, at any time during the Plan Year or any of the preceding four Plan Years, was:

                  (1) A "Five Percent Owner" of the Employer. "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the value of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer. If the Employer is not a corporation, Five Percent Owner means any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Related Employers will be treated as separate Employers; or

                  (2) A "One Percent Owner" of the Employer having Compensation from the Employer of more than $150,000. "One Percent Owner" means any person who owns (or is considered as owning within the meaning of Code
                           Section 318) more than 1% of the value of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer. If the Employer is not a corporation, One Percent Owner means any person who owns more than 1% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Related Employers will be treated as separate Employers. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each Related Employer will be taken into account.

                  (3) One of the 10 Employees having Compensation not less than the Defined Contribution Dollar Limit (as defined in Section 7.03(j) for the Plan Year) who owns

                                      1-11

                           (or is considered as owning within the meaning of Code Section 318) both greater than 1/2% interest and the largest interests in all Employers required to be aggregated under Code Sections 414(b), (c), (m) and
                           (o);

                  (4) An officer (within the meaning of the regulations under Code Section 416) of the Employer having Compensation greater than 50% of the Defined Benefit Dollar Limit as defined in Section 7.03(f) for the Plan Year;

                           For purposes of this Section, Compensation means Aggregate Compensation as defined in Section 7.03(a) plus (for Plan Years beginning prior to January 1,
                           1998) any amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the gross income of the Employee under Code Section 125, 402(e)(3), 402(h), 402(k) or
                           403(b). Compensation in excess of the Statutory Compensation Limit is disregarded.

         (e)      NON-KEY EMPLOYEE
                  Non-Key Employee means any Employee (and his Beneficiaries) who is not a Key Employee.

         (f)      PLAN DISTRIBUTIONS
                  Plan distributions include distributions made before January 1, 1984, and distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group. However, distributions made after the valuation date and before the Determination Date are not included to the extent that they are already included in the Participant's Single Sum Benefit as of the valuation date.

                  With respect to "unrelated" rollovers and plan-to-plan transfers (those which are both initiated by an employee and made from a plan maintained by one employer to a plan maintained by another employer), if such a rollover or plan-to-plan transfer is made from this Plan, it will be considered as a distribution for purposes of this Section. If such a rollover or plan-to-plan transfer is made to this Plan, it will not be considered as part of the Participant's Single Sum Benefit. However, an unrelated rollover or plan-to-plan transfer accepted before January 1, 1984, will be considered as part of the Participant's Single Sum Benefit.

                  With respect to "related" rollovers and plan-to-plan transfers (those which are either not initiated by an employee or are made from one plan to another plan maintained by the same employer), if such a rollover or plan-to-plan transfer is made from this Plan, it will not be considered as a distribution for purposes of this Section. If such a rollover or plan-to-plan transfer is made to this Plan, it will be considered as part of the Participant's Single Sum Benefit.

         (g)      PRESENT VALUE OF ACCRUED BENEFIT
                  In the case of the defined benefit plan, a Participant's Present Value of Accrued Benefit, for Top-Heavy determination purposes, will be determined using the following rules:

                  (1) The Present Value of Accrued Benefit will be determined as of the most recent "valuation date" within a 12-month period ending on the Determination Date.

                  (2) For the first Plan Year, the Present Value of Accrued Benefit will be determined as if (a) the Participant terminated service as of the Determination Date; or
                           (b) the Participant terminated service as of the valuation date, but taking into account the estimated Present Value of Accrued Benefits as of the Determination Date.

                  (3) For any other Plan Year, the Present Value of Accrued Benefit will be determined as if the Participant terminated service as of the valuation date.


                                      1-12

                  (4) The valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a calculation is performed that plan year.

                  (5) A Participant's Present Value of Accrued Benefit as of a Determination Date will be the sum of:

                           o the present value of his Accrued Benefit determined using the actuarial assumptions which are specified below; plus

                           o any Plan Distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years; plus

                           o        any employee contributions, whether
                                    voluntary or mandatory. However, amounts attributable to qualified voluntary employee contributions, as defined in Code Section 219(e)(2) will not be considered to be a part of the Participant's Present Value of Accrued Benefit.

                           For purposes of this Section, the present value of a Participant's Accrued Benefit will be equal to the greater of the present value determined using the actuarial assumptions which are specified for Actuarial Equivalent purposes or the present value determined using the "Applicable Interest Rate." The Applicable Interest Rate is the rate or rates that would be used by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a Participant's or Beneficiary's benefit on the date of distribution (the "PBGC Rate"). If the present value using the PBGC Rate exceeds $25,000, the Applicable Interest Rate is 120% of the PBGC Rate. However, the use of 120% of the PBGC Rate will never result in a present value less than $25,000.

                  (6) Solely for the purpose of determining if this Plan (or any other plan included in a Required Aggregation Group of which this Plan is a part) is Top- Heavy, the Accrued Benefit of any Employee other than a Key Employee will be determined under

                           (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any Related Employer, or

                           (B) if there is no such method, as if the benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(c).

         (h)      SINGLE SUM BENEFIT
                  The Single Sum Benefit for any Participant in a defined benefit pension plan will be equal to his Present Value of Accrued Benefit. The Single Sum Benefit for any Participant in a defined contribution plan will be equal to his Aggregate Account.

         (i)      TOP-HEAVY GROUP
                  Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the Single Sum Benefits of all Key Employees under all plans included in the group exceeds 60% of a similar sum determined for all Participants.

                  Super Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of (1) the Single Sum Benefits of all Key Employees under all defined benefit plans included in the group, plus (2) the Single Sum Benefit of all Key Employees under all defined contribution plans included in the group exceeds 90% of a similar sum determined for all Participants.

                                      1-13

         (j)      TOP-HEAVY PLAN
                  This Plan will be a Top-Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Single Sum Benefits of all Key Employees exceed 60% of the Single Sum Benefits of all Participants under this Plan.

                  This Plan will be a Super Top-Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Single Sum Benefits of all Key Employees exceed 90% of the Single Sum Benefits of all Participants under this Plan.

                  If any Participant is a Non-Key Employee for a given Plan Year, but was a Key Employee for any prior Plan Year, the Participant's Single Sum Benefit will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy or Super Top-Heavy Group).

                  If an individual has performed no services for the Employer at any time during the 5-year period ending on the Determination Date, any Single Sum Benefit of such individual will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group or Super Top-Heavy Group).

1.37     TRUST FUND, TRUST
         These terms mean the total cash, securities, real property, insurance contracts and any other property held by the Trustee.

1.38     TRUSTEE
         The Trustee is Charles Schwab Trust Company or any successor Trustee.

1.39     VESTED PERCENTAGE
         A Participant's Vested Percentage as of a given date will be that percentage determined in accordance with the Vesting Schedule. Notwithstanding the preceding, a Participant will be 100% vested upon reaching the earlier of (a) his Normal Retirement Age or (b) the later of the date upon which the Participant attains age 65 or reaches the 5th anniversary of the date he commenced participation in the Plan.

1.40     VESTING SCHEDULE
         A Participant's Vested Percentage will be determined in accordance with the following table:

      YEARS OF VESTING SERVICE                   Vested Percentage
-------------------------------------  -------------------------------------
         Less than 1 Year                                0%
         1 Year                                         20%
         2 Years                                        40%
         3 Years                                        60%
         4 Years                                        80%
         5 Years or more                               100%
-------------------------------------  -------------------------------------

1.41     WRITTEN RESOLUTION
         The terms Written Resolution and Written Consent are used interchangeably and reflect decisions, authorizations, etc. by the Employer.


                                      1-14

1.42     YEAR OF SERVICE

         (a)      CREDITING YEARS OF SERVICE
                  Years of Service are determined using the Elapsed Time Method and/or the Hours of Service Method as specified in this Section.

                  (1)      ELAPSED TIME METHOD
                           Under the Elapsed Time Method, Years of Service are based upon an Employee's Elapsed Time of employment irrespective of the number of hours actually worked during such period; a Year of Service (including a fraction thereof) will be credited for each completed 365 days of Elapsed Time which need not be consecutive. The following terms are used in determining Years of Service under the Elapsed Time
                           Method:

                           (A) Date of Severance (Termination) - means the earlier of (i) the actual date an Employee resigns, is discharged, dies or retires, or
                                    (ii) the first anniversary of the date an Employee is absent from work (with or without pay) for any other reason, e.g., disability, vacation, leave of absence, layoff, etc.

                           (B) Elapsed Time - means the total period of service which has elapsed between a Participant's Employment Commencement Date and Date of Termination including Periods of Severance where a One Year Break-in-Service does not occur.

                           (C) Employment Commencement Date - means the date an Employee first performs one Hour of Service for the Employer.

                           (D) One Year Break-in-Service - means any 365-day period following an Employee's Date of Termination as defined above in which the Employee does not complete at least one Hour of Service

                           (E) Period of Severance - is the time between the actual Date of Severance as defined above and the subsequent date, if any, on which the Employee performs an Hour of Service.

                           All periods of employment will be aggregated including Periods of Severance unless there is a One Year Break-in-Service.

                  (2)      HOURS OF SERVICE METHOD
                           Under the Hours of Service Method, a Year of Service is credited for each 12 consecutive month Computation Period during which an Employee is credited with a specified number of Hours of Service.

                           Under the Hours of Service Method, a One Year Break-in-Service means any Computation Period during which an Employee completes 500 or fewer Hours of Service.

                  Years of Eligibility Service for purposes of determining eligibility to participate in the Plan and Years of Vesting Service for purposes of determining a Participant's Vested Percentage include service with any organization which is a Related Employer with respect to the Employer.

                                      1-15

         (b)      FOR ELIGIBILITY PURPOSES
                  Years of Service for purposes of eligibility to participate in the Plan are referred to as Years of Eligibility Service and are determined using the Hours of Service Method.

                  A Year of Eligibility Service is credited for each Computation Period during which an Employee is credited with at least 1,000 Hours of Service. The initial Computation Period is the 12 consecutive month period beginning with the Employee's Employment Commencement Date. Thereafter, the Computation Period is the Plan Year beginning with the Plan Year in which the initial Computation Period ends.

                  All of an Employee's Years of Eligibility Service are taken into account in determining his eligibility to participate.

         (c)      FOR VESTING PURPOSES
                  Years of Service for purposes of computing a Participant's Vested Percentage are referred to as Years of Vesting Service and are determined using the Elapsed Time Method.

                  All of a Participant's Years of Vesting Service are taken into account in determining his Vested Percentage.


                                      1-16

                                    ARTICLE 2

                                  PARTICIPATION

2.01     PARTICIPATION
         An Employee who is classified by the Employer as a Full Time Employee and who is a member of an Eligible Employee Classification will become eligible to participate in the Plan on the Entry Date which coincides with or next follows the attainment of age 21 and the completion of 3 months of employment.

         An Employee who is classified by the Employer as a Part Time Employee and who becomes a member of an Eligible Employee Classification by completing a Year of Eligibility Service will become eligible to participate in the Plan on the Entry Date which coincides with or next follows the attainment of age 21 and the completion of one Year of Eligibility Service.

         An Employee who is eligible to participate as of the Effective Date or as of a given Entry Date will automatically become a Participant as of such date.

2.02     PARTICIPATION AFTER REEMPLOYMENT
         An Employee who has satisfied all of the eligibility requirements but terminates employment prior to his Entry Date will participate in the Plan immediately upon returning to the employ of the Employer.

         A Participant or Former Participant who has terminated employment will participate as an Active Participant in the Plan immediately upon returning to the employ of the Employer.

2.03     CHANGE IN EMPLOYMENT CLASSIFICATION
         In the event a Participant becomes ineligible to participate because he is no longer a member of an Eligible Employee Classification, the Participant will participate immediately upon his return to an Eligible Employee Classification.

         In the event an Employee who is not a member of an Eligible Employee Classification becomes a member of such a classification, such Employee will begin to participate immediately if he has satisfied the eligibility requirements which are specified in Section 2.01.


                                       2-1

                                    ARTICLE 3

                              PARTICIPANT ACCOUNTS

3.01     EMPLOYEE PRE-TAX ACCOUNT
         Employee Pre-tax Account means the Account of a Participant reflecting applicable contributions, investment income or loss allocated thereto and distributions. A Participant's Employee Pre-tax Account is 100% vested at all times.

         (a)      EMPLOYEE PRE-TAX CONTRIBUTIONS

                  (1)      AMOUNT OF CONTRIBUTION
                           Each Participant may elect to make an Employee Pre-tax Contribution each Contribution Period not to exceed 18% of the Participant's Compensation. Such contribution will be designated as a whole percentage of Compensation or such other amount as allowed by the Plan Administrator.

                  (2)      PAYROLL WITHHOLDING
                           All Employee Pre-tax Contributions will be made pursuant to a Payroll Withholding Agreement in accordance with Section 1.27.

                  (3)      NONDISCRIMINATION REQUIREMENTS
                           All Employee Pre-tax Contributions are Elective Contributions within the meaning of Section 4.05(a) and must satisfy the Nondiscrimination Requirements of Section 4.05.

                  (4)      EXCESS DEFERRALS
                           The maximum amount of Employee Pre-tax Contribution which can be made under the Plan on behalf of any Participant during any calendar year will be limited to that amount which would not constitute an Excess Deferral as defined in Section 4.05. The Plan Administrator will distribute any Excess Deferral, together with the income allocable to it, to the Participant no later than April 15 of the calendar year immediately following the year of the Excess Deferral. If a Participant notifies the Plan Administrator before March 1 of any calendar year that Excess Deferrals have been made on his account for the previous calendar year by reason of participation in a Cash or Deferred Arrangement maintained by another employer or employers, and if the Participant requests that the Plan Administrator distribute a specific amount to him on account of Excess Deferrals and certifies that the requested amount is an Excess Deferral, the Plan Administrator will designate the amount requested together with the income allocable to it as a distribution of Excess deferrals and distribute such amount no later than April 15 of that calendar year. The amount of Excess Deferrals to be distributed will be reduced by any Excess Contributions previously distributed or recharacterized with respect to the Plan Year beginning with or within the calendar year. The amount of income allocable to the Excess Deferral will be determined as described in Section 4.05.

                  (5)      TIMING OF DEPOSITS
                           The Employer will deposit all Employee Pre-tax Contributions on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in no event later than 15 business days following the end of the month in which the amounts withheld would otherwise have been paid to the Participant in cash.


                                       3-1

                           The Contribution Period for Employee Pre-tax
                           Contributions is each payroll period.

         (b)      DISTRIBUTIONS
                  No distribution may be made from the Participant's Employee Pre-tax Account or any account comprised of Matching Contributions or Nonelective Contributions which are treated as Elective Contributions in accordance with the provisions of
                  Section 4.05(h) except under one of the following circumstances:

                  o the Participant's retirement, death, disability or separation from service within the meaning of Code
                           Section 401(k)(2)(b);

                  o        the Participant's attaining of age 59 1/2;

                  o        the avoidance or alleviation of a Financial Hardship;

                  o the termination of this Plan without the establishment of a successor plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(3);

                  o the sale or other disposition by the Employer of at least 85 percent of the assets used by the Employer in a trade or business to an unrelated corporation which does not maintain the plan, but only if the Participant continues employment with the corporation acquiring the assets and only if the Employer continues to maintain this Plan; or

                  o the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity which does not maintain the plan, but only if the Participant continues employment with the subsidiary and only if the Employer continues to maintain this Plan.

                  This paragraph does not apply to distributions of Excess Deferrals, Excess Contributions, or excess Annual Additions.

         (c)      FINANCIAL HARDSHIP WITHDRAWALS
                  A Participant may file with the Plan Administrator a written request to withdraw, in order to avoid or alleviate a Financial Hardship, any amount not to exceed that portion of his Employee Pre-tax Account which represents his total Employee Pre-tax Contributions.

                  The Plan Administrator will allow Financial Hardship withdrawals only if they are necessary to satisfy a Participant's immediate and heavy financial need.

                  (1)      IMMEDIATE AND HEAVY FINANCIAL NEED
                           A withdrawal will be deemed to be made due to an immediate and heavy financial need of the Participant if it is made because of:

                           o        Expenses for medical care described in Code
                                    Section 213(d) previously incurred by the Participant, his spouse or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                           o Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                           o Payment of tuition, room and board, or educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code Section 152);

                                       3-2

                           o        Prevention of the eviction of the
                                    Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (2)      NECESSARY TO SATISFY FINANCIAL NEED
                           No withdrawal may exceed the amount necessary to satisfy the Participant's immediate and heavy financial need. However, the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. The Plan Administrator will allow the withdrawal if it determines, after a full review of the Participant's written request and evidence presented by the Participant showing immediate and heavy financial need as well as the Participant's lack of other reasonably available resources, that the withdrawal is necessary to satisfy the need. No withdrawal will be treated as necessary to the extent it can be satisfied from other resources which are reasonably available to the Participant, including those of the Participant's spouse and minor children. A withdrawal will be treated as necessary to the extent the Participant demonstrates to the satisfaction of the Plan Administrator that the need cannot be relieved by any of the following:

                           o Reimbursement or compensation by insurance or otherwise;

                           o Reasonable liquidation of assets to the extent the liquidation would not itself cause an immediate and heavy financial need;

                           o Cessation of Employee Pre-tax Contributions or Employee After-tax Contributions (as defined in Section 4.05(a)) or both under any plan maintained by any employer;

                           o Other distributions or nontaxable (at the time of the loan) loans from plans maintained by any employer;

                           o Borrowing from commercial sources on reasonable commercial terms.

                           Unless the Plan Administrator has evidence to the contrary, it may rely upon the Participant's written representation that the need cannot be relieved by any of the foregoing.

                  (3)      SAFE HARBOR
                           The Plan Administrator will not allow any withdrawal until the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to the Participant under all plans maintained by the Employer. Upon the withdrawal of any portion of a Participant's Employee Pre-tax Account, the Participant will become ineligible for any Elective Contribution to this Plan or any other plan maintained by the Employer, or to make any contribution to this Plan or any other plan maintained by the Employer until the first day of the first payroll period which begins not less than 12 months following the date of withdrawal. For this purpose the phrase "any other plan maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes stock option, stock purchase, or similar plans, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125. It does not include the mandatory employee contribution portion of a defined benefit plan, nor does it include a health or welfare benefit plan (including one that is part of a cafeteria plan within the meaning of Code Section 125). Furthermore, the maximum amount of Employee Pre-tax Contributions which can be made under the Plan on behalf of any Participant during the calendar year which follows the calendar

                                       3-3
                           year in which the withdrawal was made will be limited to the amount which would not be treated as an Excess Deferral for that year reduced by the amount of Employee Pre-tax Contributions made on behalf of the Participant in the calendar year of withdrawal.

3.02     EMPLOYER MATCHING ACCOUNT
         Employer Matching Account means the Account of a Participant reflecting applicable contributions, forfeitures, investment income or loss allocated thereto and distributions. A Participant's Employer Matching Account is subject to the Vesting Schedule.

         (a)      EMPLOYER MATCHING CONTRIBUTIONS
                  Each Contribution Period, the Employer will, within the time prescribed by law for making a deductible contribution, make an Employer Matching Contribution to each eligible Participant's Employer Matching Account in an amount which is determined in accordance with this Section subject to the limitations of Article 7.

                  The amount of Employer Matching Contribution to be made to a Participant's Employer Matching Account is equal to 50% of that portion of the Participant's Employee Pre-tax Contribution which is not in excess of 6% of the Participant's Compensation.

                  All Employer Matching Contributions are Matching Contributions within the meaning of Section 4.05(a) and must satisfy the Nondiscrimination Requirements of Section 4.05.

         (b)      CONTRIBUTION PERIOD
                  The Contribution Period for Employer Matching Contributions is each payroll period.

         (c)      ELIGIBLE PARTICIPANT
                  With respect to Employer Matching Contributions, all Participants are Eligible Participants.

         (d)      APPLICATION OF FORFEITURES
                  Forfeitures from a Participant's Employer Matching Account will be used to reduce Employer Matching Contributions in the Plan Year in which the Forfeitures are determined to occur.

         (e)      WITHDRAWALS
                  A Participant who is 100% vested in his Employer Matching Account and has attained age 59 1/2 may withdraw all or any portion of his Employer Matching Account subject to the limitations of this Section. A Participant who is less than 100% vested in his Employer Matching Account or has not attained age 59 1/2 may not withdraw any portion of his Employer Matching Account prior to the time when benefits otherwise become payable in accordance with the provisions of
                  Article 5.

3.03     EMPLOYER DISCRETIONARY ACCOUNT
         Employer Discretionary Account means the Account of a Participant reflecting applicable contributions, forfeitures, investment income or loss allocated thereto and distributions. A Participant's Employer Discretionary Account is subject to the Vesting Schedule.

         (a)      EMPLOYER DISCRETIONARY CONTRIBUTIONS
                  Each Plan Year, the Employer may, within the time prescribed by law for making a deductible contribution, make an Employer Discretionary Contribution to the Trust.

                  For a given Plan Year, the total Employer Discretionary Contribution, if any, made by the Employer will be an amount determined and authorized by the Employer for such Plan Year; however, the Employer will not authorize Employer Discretionary Contributions at such times or in such amounts that the Plan, in operation, discriminates in favor of Highly Compensated Employees.

                                       3-4

                  The total Employer Discretionary Contribution made by the Employer will be allocated by the ratio which each Eligible Participant's Pre-tax Contribution for the Plan Year which is not in excess of 6% of the Participant's Compensation for the Plan Year bears to the total of all Eligible Participants' Pre-tax Contributions for the Plan Year that do not exceed 6% of each Participant's Compensation for the Plan Year.

                  All Employer Discretionary Contributions are Matching Contributions within the meaning of Section 4.05(a) and must satisfy the Nondiscrimination Requirements of Section 4.05.

         (b)      CONTRIBUTION PERIOD
                  The Contribution Period for Employer Discretionary Contributions is each calendar year.

         (c)      ELIGIBLE PARTICIPANT
                  With respect to Employer Discretionary Contributions, Eligible Participant means any Participant who:

                  o        is actively employed on the last day of the Plan
                           Year; or

                  o        retires, dies or becomes disabled during the Plan
                           Year.

         (d)      APPLICATION OF FORFEITURES
                  Forfeitures from a Participant's Employer Discretionary Account will be used to reduce Employer Matching Contributions in the Plan Year in which the Forfeitures are determined to occur.

         (e)      MINIMUM ALLOCATION FOR TOP-HEAVY PLAN
                  Notwithstanding anything contained herein to the contrary, for any Plan Year in which this Plan is determined to be Top-Heavy, a Participant who is a Non-Key Employee (including any Employee who is excluded from the Plan because his Compensation is less than a stated amount) will be entitled to a minimum allocation of employer contributions in addition to any Employer Discretionary Contributions equal to 3% of the Non-Key Employee's Aggregate Compensation received during the Plan Year. This minimum allocation will allocated to the Participant's Employer Discretionary Account and will be provided to each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year whether or not he or she is an otherwise Eligible Participant or fails to make any mandatory Employee contribution to the Plan.

                  The percentage referred to in the preceding paragraph will not exceed the percentage of Aggregate Compensation at which Employer contributions plus any reallocated Forfeitures are made or allocated to the Key Employee for whom such percentage is the largest; provided, however, this sentence will not apply if the Plan is required to be included in an Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410.

         (f)      WITHDRAWALS
                  A Participant who is 100% vested in his Employer Discretionary Account and has attained age 59 1/2 may withdraw all or any portion of his Employer Discretionary Account subject to the limitations of this Section. A Participant who is less than 100% vested in his Employer Discretionary Account or has not attained age 59 1/2 may not withdraw any portion of his Employer Discretionary Account prior to the time when benefits otherwise become payable in accordance with the provisions of
                  Article 5.


                                       3-5

3.04     ROLLOVER ACCOUNT
         Rollover Account means the Account of a Participant reflecting applicable contributions, investment income or loss allocated thereto and distributions. A Participant's Rollover Account is 100% vested at all times.

         (a)      ROLLOVER CONTRIBUTIONS
                  Rollover Contribution means a contribution to the Plan by a Participant where such contribution is the result of a prior distribution from an Individual Retirement Account, an Individual Retirement Annuity or another qualified plan. Such prior contribution must be a rollover amount described in
                  Section 402(c)(4) of the Code or a rollover contribution described in Section 408(d)(3) of the Code for which no amount is attributable to any source other than a rollover amount described in Section 402(c)(4) of the Code.

                  Each Employee who is a member of an Eligible Employee Classification, regardless of whether he is a Participant in the Plan, will have the right to make a Rollover Contribution of cash (or other property of a form acceptable to the Plan Administrator and the Trustee) into the Plan from another qualified plan. If the Employee is not a Participant hereunder, his Rollover Account will constitute his entire interest in the Plan. In no event will the existence of a Rollover Account entitle the Employee to participate in any other benefit provided by the Plan.

                  If specifically provided for in a Written Resolution, Rollover Contribution will also mean the amount of assets transferred, pursuant to Section 10.05, to this Plan from another plan which is qualified under Code Sections 401(a) and 501(a).

         (b)      WITHDRAWALS
                  A Participant may withdraw all or any portion of his Rollover Account at any time.

3.05     PRIOR PLAN ACCOUNT
         Prior Plan Account means the Account of a Participant reflecting transfers from another qualified plan, investment income or loss allocated thereto and distributions. A Participant's Prior Plan Account is 100% vested at all times.

         (a)      PRIOR PLAN TRANSFERS
                  Prior Plan Transfers will mean amounts transferred, in accordance with a Written Resolution pursuant to Section 10.05, to this Plan from another plan which is qualified under Code Sections 401(a) and 501(a), and for which the amounts transferred are not subject to the withdrawal restrictions of Sections 3.01(b) and 3.01(c). Such amounts shall, in this Plan, remain subject to any restrictions or limitation on distribution that the Code subjected such amounts to under the transferor plan, and such amounts shall, to the extent required under the Code, also remain subject to payment in the form, at the times, and on the occasions provided in the transferor plan.

         (b)      WITHDRAWALS
                  A Participant may not withdraw any portion of his Prior Plan Account prior to the time when benefits otherwise become payable in accordance with the provisions of Article 5 except to the extent that such withdrawals are governed by the provisions of a transferor plan.

3.06     PRIOR PLAN PRE-TAX ACCOUNT
         Prior Plan Pre-tax Account means the Account of a Participant reflecting transfers of assets derived from employee pre-tax contributions from another qualified plan, investment income or loss allocated thereto and distributions. A Participant's Prior Plan Pre-tax Account is 100% vested at all times.


                                       3-6

         (b)      PRIOR PLAN PRE-TAX TRANSFERS
                  Prior Plan Pre-tax Transfers will mean amounts transferred, in accordance with a Written Resolution pursuant to Section 10.05, to this Plan from another plan which is qualified under Code Sections 401(a) and 501(a), and for which the amounts transferred are subject to the withdrawal restrictions of Sections 3.01(b) and 3.01(c). Such amounts shall, in this Plan, remain subject to any restrictions or limitation on distribution that the Code subjected such amounts to under the transferor plan, and such amounts shall, to the extent required under the Code, also remain subject to payment in the form, at the times, and on the occasions provided in the transferor plan.

         (b)      WITHDRAWALS
                  A Participant may not withdraw any portion of his Prior Plan Pre-tax Account prior to the time when benefits otherwise become payable in accordance with the provisions of Article 5 except to the extent that such withdrawals are governed by the provisions of a transferor plan.


                                       3-7

                                    ARTICLE 4

                            ACCOUNTING AND VALUATION

4.01     GENERAL POWERS OF THE PLAN ADMINISTRATOR
         The Plan Administrator will have the power to establish rules and guidelines, which will be applied on a uniform and non-discriminatory basis, as it deems necessary, desirable or appropriate with regard to accounting procedures and to the timing and method of contributions to and/or withdrawals from the Plan.

4.02     VALUATION PROCEDURE
         As of each Valuation Date, the Plan Administrator will determine from the Trustee the fair market value of each Specific Investment Fund and will, subject to the provisions of this Article, determine the allocation of such value among the Accounts of the Participants; in doing so, the Plan Administrator will in the following order:

         (a) Credit or charge, as appropriate, to the proper Accounts all contributions, payments, transfers, forfeitures, withdrawals or other distributions made to or from such Accounts since the last preceding Valuation Date and that have not been previously credited or charged.

         (b) Credit or charge, as applicable, each Account with its pro rata portion of the appreciation or depreciation in the fair market value of each Specific Investment Fund since the prior Valuation Date. Such appreciation or depreciation will reflect investment income, realized and unrealized gains and losses, other investment transactions and expenses paid from each Specific Investment Fund.

4.03     RESERVED

4.04     PARTICIPANT DIRECTION OF INVESTMENT

         (a)      APPLICATION OF THIS SECTION
                  Subject to the provisions of this Section, each Participant will have the right to direct the investment of all of his Accounts among the Specific Investment Funds which are made available by the Plan Administrator.

         (b)      GENERAL POWERS OF THE PLAN ADMINISTRATOR
                  The Plan Administrator will have the power to establish rules and guidelines as it deems necessary, desirable or appropriate with regard to the directed investment of contributions in accordance with this Section. Such rules and guidelines are intended to comply with Section 404(c) of ERISA and the regulations thereunder. Included in such powers, but not by way of limitation, are the following powers and rights.

                  (1) To direct the Trustee to temporarily invest those contributions which are pending directed investment in a Specific Investment Fund, in the General Investment Fund or in some other manner as determined by the Plan Administrator.

                  (2) To establish rules with regard to the transfer of all or any part of the balance of an Account or Accounts of a given Participant from one Investment Fund to another.

                  (3) To direct the Trustee to maintain any part of the assets of any Investment Fund in cash, or in demand or short-term time deposits bearing a reasonable rate of interest, or in a short-term investment fund that provides for the collective investment of cash balances or in other cash equivalents having ready marketability, including, but not

                                       4-1
                           limited to, U.S. Treasury Bills, commercial paper, certificates of deposit, and similar types of short-term securities, as may be deemed necessary by the Trustee in its sole discretion.

                  Neither the Trustee nor the Plan Administrator will be liable for any loss that results from a Participant's exercise of control over the investment of the Participant's Accounts. If the Participant fails to provide adequate directions, the Plan Administrator will direct the investment of the Participant's Account. The Trustee will have no duty to review or make recommendations regarding a Participant's investment directions.

         (c)      ACCOUNTING
                  The Plan Administrator will maintain a set of accounts for each Investment Fund. The accounts of the Plan Administrator for each Investment Fund will indicate separately the dollar amounts of all contributions made to such Investment Fund by or on behalf of each Participant from time to time. The Plan Administrator will compute the net income from investments; net profits or losses arising from the sale, exchange, redemption, or other disposition of assets, and the pro rata share attributable to each Investment Fund of the expenses of the administration of the Plan and Trust and will debit or credit, as the case may be, such income, profits or losses, and expenses to the unsegregated balance in each Investment Fund from time to time. To the extent that the expenses of the administration of the Plan and Trust are not directly attributable to a given Investment Fund, such expenses, as of a given Valuation Date, will be prorated among each Investment Fund; such allocation of expenses will, in general, be performed in accordance with the guidelines which are specified in this Article.

         (d)      FUTURE CONTRIBUTIONS
                  Each Participant who chooses to participate in the Plan will elect the percentage of those contributions (which are subject to Participant direction of investment) which is to be deposited to each available Investment Fund. Such election will be in effect until modified. If any Participant fails to make an election by the appropriate date, he will be deemed to have elected an Investment Fund(s) as determined by the Plan Administrator. Elections will be limited to multiples of one percent (or such other reasonable increments as determined by the Plan Administrator).

         (e)      CHANGE IN INVESTMENT OF PAST CONTRIBUTIONS
                  A Participant may file an election with the Plan Administrator to shift the aggregate amount or reasonable increments (as determined by the Plan Administrator) of the balance of his existing Account or Accounts which are subject to Participant direction of investment among the various Investment Funds. Elections will be limited to multiples of one percent (or such other reasonable increments as determined by the Plan Administrator).

         (f)      CHANGES IN INVESTMENT ELECTIONS
                  Elections with respect to future contributions and/or with respect to changes in the investment of past contributions will be in writing on a form provided by the Plan Administrator, except that each Participant may authorize the Plan Administrator in writing on an authorization form provided by the Plan Administrator to accept such directions as may be made by the Participant by use of a telephone voice response system maintained for such purpose.

                  The Plan Administrator may establish additional rules and procedures with respect to investment election changes including, for example, the number of allowed changes per specified period, the amount of reasonable fee, if any, which will be charged to the Participant for making a change, specified dates or cutoff dates for making a change, etc.



                                       4-2

         (g)      ADDITION AND DELETION OF SPECIFIC INVESTMENT FUNDS
                  Specific Investment Funds may be made available from time to time at the direction of the Plan Administrator. The Plan Administrator will establish guidelines for the proper administration of affected Accounts when a Specific Investment Fund is added or deleted.

4.05     NONDISCRIMINATION REQUIREMENTS

         (a) DEFINITIONS APPLICABLE TO THE NONDISCRIMINATION REQUIREMENTS The following definitions apply to this Section:

                  (1)      AGGREGATE LIMIT
                           With respect to a given Plan Year, Aggregate Limit means the greater of the sum of [(a) + (b)] or the sum of [(c) + (d)] where:

                           (A)      is equal to 125% of the greater of DP or CP;

                           (B) is equal to 2 percentage points plus the lesser of DP or CP, not to exceed 2 times the lesser of DP or CP;

                           (C)      is equal to 125% of the lesser of DP or CP;

                           (D) is equal to 2 percentage points plus the greater of DP or CP, not to exceed 2 times the greater of DP or CP;

                           DP represents the Deferral Percentage for the Non-highly Compensated Group eligible under the Cash or Deferred Arrangement for the Plan Year; and

                           CP represents the Contribution Percentage for the Non-highly Compensated Group eligible under the plan providing for the Employee After-tax Contributions or Employer Matching Contributions for the Plan Year beginning with or within the Plan Year of the Cash or Deferred Arrangement.

                  (2)      CASH OR DEFERRED ARRANGEMENT (CODA)
                           A Cash or Deferred Election is any election (or modification of an earlier election) by an Employee to have the Employer either:

                           o provide an amount to the Employee in the form of cash or some other taxable benefit that is not currently available, or

                           o contribute an amount to the Plan (or provide an accrual or other benefit) thereby deferring receipt of Compensation.

                           A Cash or Deferred Election will only be made with respect to an amount that is not currently available to the Employee on the date of election. Further, a Cash or Deferred Election will only be made with respect to amounts that would have (but for the Cash or Deferred Election) become currently available after the later of the date on which the Employer adopts the Cash or Deferred Arrangement or the date on which the arrangement first becomes effective.

                           A Cash or Deferred Election does not include a one-time irrevocable election upon the Employee's commencement of employment or first becoming an Eligible Employee.


                                       4-3

                  (3)      COMPENSATION
                           For purposes of this Section, Compensation means Aggregate Compensation as defined in Section 7.03(a) plus (for Plan Years beginning prior to January 1,
                           1998) amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the gross income of the Employee under Code
                           Section 125, 402(e)(3), 402(h), 402(k) or 403(b).
                           Compensation in excess of the Statutory Compensation Limit is disregarded.

                           The period used to determine an Employee's
                           Compensation for a Plan Year may be limited to that portion of the Plan Year in which the Employee was an Eligible Employee, provided that this method is applied uniformly to all Eligible Employees under the Plan for the Plan Year.

                  (4)      CONTRIBUTION PERCENTAGE
                           Contribution Percentage means, for any specified group, the average of the ratios calculated (to the nearest one-hundredth of one percent) separately for each Participant in the group, of the amount of Employee After-tax Contributions and Matching Contributions which are made by or on behalf of each Participant for a Plan Year to each Participant's Compensation for the Plan Year.

                           For purposes of determining the Contribution
                           Percentage, each Employee who is eligible under the terms of the Plan to make or to have contributions made on his behalf is treated as a Participant. The Contribution Percentage of an eligible Employee who makes no Employee After-tax Contribution and receives no Matching Contribution is zero.

                           The Contribution Percentage of a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee After-tax Contributions or receive an allocation of Matching Contributions (including Elective Contributions and Nonelective Contributions which are treated as Employee or Matching Contributions for purposes of the Contribution Percentage Test) allocated to his accounts under two or more plans which are sponsored by the Employer will be determined as if the Employee After-tax and Matching Contributions were made under a single plan. For purposes of this paragraph, if a Highly Compensated Employee participates in two or more such plans which have different Plan Years, all plans ending with or within the same calendar year will be treated as a single plan.
                  (5)      CONTRIBUTION PERCENTAGE TEST
                           The Contribution Percentage Test is a test applied on a Plan Year basis to determine whether a plan meets the requirements of Code Section 401(m).

                           In each of the following tests, the Contribution Percentage for the Highly Compensated Group for a Plan Year is compared with the Contribution Percentage for the Non-highly Compensated Group for the preceding Plan Year (or the current Plan Year if elected by the Employer; provided, however, that if such an election is made, it may not be changed except as provided by the Secretary of the Treasury).

                           In the case of the first Plan Year of the Plan (if this is not a successor plan within the meaning of Treasury Regulation 1.401(k)-1(d)(3)), the Contribution Percentage for the Non-highly Compensated Group will be the Contribution Percentage for the Non-highly Compensated Group for the first Plan Year or, if the Employer elects to use 3% as the Deferral Percentage for the first Plan Year, the Contribution Percentage that would result if the Deferral Percentage for each Non-highly Compensated Participant were 3%.

                                       4-4

                           The Contribution Percentage Test may be met by either satisfying the General Contribution Percentage Test or the Alternative Contribution Percentage Test.

                           The General Contribution Percentage Test is satisfied if the Contribution Percentage for the Highly Compensated Group does not exceed 125% of the Contribution Percentage for the Non-highly Compensated Group.

                           The Alternative Contribution Percentage Test is satisfied if the Contribution Percentage for the Highly Compensated Group does not exceed the lesser of:

                           o        the Contribution Percentage for the
                                    Non-highly Compensated Group plus 2
                                    percentage points, or

                           o        the Contribution Percentage for the
                                    Non-highly Compensated Group multiplied by
                                    2.0.

                           If (i) one or more Highly Compensated Employees of the Employer or any Related Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee After-tax Contributions or Matching Contributions, (ii) the Deferral Percentage for the Highly Compensated Group does not satisfy the General Deferral Percentage Test, and (iii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Contribution Percentage Test will be deemed to be satisfied only if the sum of the Deferral Percentage and the Contribution Percentage for the Highly Compensated Group does not exceed the Aggregate Limit.

                           The Plan will not fail to satisfy the Contribution Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

                  (6)      DEFERRAL PERCENTAGE
                           Deferral Percentage means, for any specified group, the average of the ratios calculated (to the nearest one-hundredth of one percent) separately for each Participant in the group, of the amount of Elective Contributions which are made on behalf of each Participant for a Plan Year to each Participant's Compensation for the Plan Year.

                           For purposes of determining the Deferral Percentage, each Employee who is eligible under the terms of the Plan to have contributions made on his behalf is treated as a Participant. The Deferral Percentage of an eligible Employee who makes no Elective Contribution is zero.

                           The Deferral Percentage of a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (including Nonelective Contributions or Matching Contributions which are treated as Elective Contributions for purposes of the Deferral Percentage Test) allocated to his accounts under two or more Cash or Deferred Arrangements which are maintained by the Employer will be determined as if the Elective Contributions were made under a single Arrangement. For purposes of this paragraph, if a Highly Compensated Employee participates in two or more Cash or Deferred Arrangements which have different Plan Years, all Cash or Deferred Arrangements ending with or within the same calendar year will be treated as a single Arrangement.


                                       4-5

                  (7)      DEFERRAL PERCENTAGE TEST
                           The Deferral Percentage Test is a test applied on a Plan Year basis to determine whether a plan meets the requirements of Code Section 401(k).

                           In each of the following tests, the Deferral
                           Percentage for the Highly Compensated Group for a Plan Year is compared with the Deferral Percentage for the Non-highly Compensated Group for the preceding Plan Year (or the current Plan Year if elected by the Employer; provided, however, that if such an election is made, it may not be changed except as provided by the Secretary of the Treasury).

                           In the case of the first Plan Year of the Plan (if this is not a successor plan within the meaning of Treasury Regulation 1.401(k)-1(d)(3)), the Deferral Percentage for the Non-highly Compensated Group will be 3%, or, if elected by the Employer, the actual Deferral Percentage for the Non-highly Compensated Group for the first Plan Year.

                           The Deferral Percentage Test may be met by either satisfying the General Deferral Percentage Test or the Alternative Deferral Percentage Test.

                           The General Deferral Percentage Test is satisfied if the Deferral Percentage for the Highly Compensated Group does not exceed 125% of the Deferral Percentage for the Non-highly Compensated Group.

                           The Alternative Deferral Percentage Test is satisfied if the Deferral Percentage for the Highly Compensated Group does not exceed the lesser of:

                           o the Deferral Percentage for the Non-highly Compensated Group plus 2 percentage points, or

                           o the Deferral Percentage for the Non-highly Compensated Group multiplied by 2.0.

                           If (i) one or more Highly Compensated Employees of the Employer or any Related Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee After-tax Contributions or Matching Contributions, (ii) the Deferral Percentage for the Highly Compensated Group does not satisfy the General Deferral Percentage Test, and (iii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Deferral Percentage Test will be deemed to be satisfied only if the sum of the Deferral Percentage and the Contribution Percentage for the Highly Compensated Group does not exceed the Aggregate Limit.

                           The Plan will not fail to satisfy the Deferral Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

                  (8)      ELECTIVE CONTRIBUTION
                           Elective Contribution means any contribution made by the Employer to a Cash or Deferred Arrangement on behalf of and at the election of an Employee. An Elective Contribution will be taken into account for a given Plan Year only if:

                           The Elective Contribution is allocated to the Participant's Account as of a date within the Plan Year to which it relates;


                                       4-6

                           The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date after the allocation date;

                           The Elective Contribution is actually paid to the trust no later than 12 months after the end of the Plan Year to which the Elective Contribution relates; and

                           The Elective Contribution relates to Compensation which either (i) but for the Participant's election to defer, would have been received by the Participant in the Plan Year or (ii) is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within two and one-half months after the close of the Plan Year.

                           Elective Contributions will be treated as Employer Contributions for purposes of Code Sections 401(a), 401(k), 402(a), 404, 409, 411, 412, 415, 416, and
                           417.

                  (9)      ELECTIVE DEFERRAL
                           Elective Deferral means the sum of the following:

                           o Any Elective Contribution to any Cash or Deferred Arrangement to the extent it is not includable in the Participant's gross income for the taxable year of contribution;

                           o Any employer contribution to a simplified employee pension as defined in Code Section 408(k) to the extent not includable in the Participant's gross income for the taxable year of contribution;

                           o Any employer contribution to an annuity contract under Code Section 403(b) under a salary reduction agreement to the extent not includable in the Participant's gross income for the taxable year of contribution; plus

                           o Any employee contribution designated as deductible under a trust described in Code
                                    Section 501(c)(18) for the taxable year of contribution.

                  (10)     ELIGIBLE EMPLOYEE
                           Eligible Employee means an Employee who is directly or indirectly eligible to make a Cash or Deferred Election under the Plan for all or a portion of the Plan Year. An Employee who is unable to make a Cash or Deferred Election because the Employee has not contributed to another plan is also an Eligible Employee. An Employee who would be eligible to make Elective Contributions but for a suspension due to a distribution or an election not to participate in the Plan, is treated as an Eligible Employee for purposes of Code Section 401(k)(3) and 401(m) for a Plan Year even though the Employee may not make a Cash or Deferred Election due to the suspension. Also, an Employee will not fail to be treated as an Eligible Employee merely because the employee may receive no additional Annual Additions because of Code Section 415(c)(1) or 415(e).

                  (11)     EMPLOYEE AFTER-TAX CONTRIBUTION
                           Employee After-tax Contribution means any contribution made by an Employee to any plan maintained by the Employer or any Related Employer which is other than an Elective Contribution and which is designated or treated at the time of contribution as an after-tax contribution. Employee After-tax Contributions include amounts attributable to Excess Contributions which are recharacterized as Employee After-tax Contributions.


                                       4-7

                  (12)     EXCESS CONTRIBUTION EXCESS
                           Contribution means, for each member of the Highly Compensated Group, the amount of Elective Contribution (including any Qualified Nonelective Contributions and Qualified Matching Contributions which are treated as Elective Contributions) which exceeds the maximum contribution which could be made if the Deferral Percentage Test were to be satisfied.

                  (13)     EXCESS AGGREGATE CONTRIBUTION
                           Excess Aggregate Contribution means, for each member of the Highly Compensated Group, the amount of Employee After-tax and Matching Contributions (including any Qualified Nonelective Contributions and Elective Contributions which are treated as Matching Contributions) which exceeds the maximum contribution which could be made if the Contribution Percentage Test were to be satisfied.

                  (14)     EXCESS DEFERRAL
                           Excess Deferral means, for a given calendar year, that amount by which each Participant's total Elective Deferrals under all plans of all employers exceed the dollar limit in effect under Code Section 402(g) for the calendar year.

                  (15)     MATCHING CONTRIBUTION
                           Matching Contribution means any contribution made by the Employer to any plan maintained by the Employer or any Related Employer which is based on an Elective Contribution or an Employee After-tax Contribution together with any forfeiture allocated to the Participant's Account on the basis of Elective Contributions, Employee After-tax Contributions or Matching Contributions. A Matching Contribution will be taken into account for a given Plan Year only if:

                           o The Matching Contribution is allocated to a Participant's Account as of a date within the Plan Year to which it relates;

                           o The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date after the allocation date;

                           o The Matching Contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Matching Contribution relates; and

                           o The Matching Contribution is based on an Elective or Employee After-tax Contribution for the Plan Year.

                           Any contribution or allocation, other than a Qualified Nonelective Contribution, which is used to meet the minimum contribution or benefit requirement of Code Section 416 is not treated as being based on Elective Contributions or Employee After-tax Contributions and therefore is not treated as a Matching Contribution.

                           Qualified Matching Contribution means a Matching Contribution which is 100% vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-1(d).

                  (16)     NONELECTIVE CONTRIBUTION
                           Nonelective Contribution means any Employer
                           Contribution, other than a Matching Contribution, which meets all of the following requirements:


                                       4-8

                           o The Nonelective Contribution is allocated to a Participant's Account as of a date within the Plan Year to which it relates;

                           o The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date after the allocation date;

                           o The Nonelective Contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Nonelective Contribution relates; and

                           o The Employee may not elect to have the Nonelective Contribution paid in cash in lieu of being contributed to the Plan.

                           Qualified Nonelective Contribution means a
                           Nonelective Contribution which is 100% vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-1(d).

         (b)      APPLICATION OF DEFERRAL PERCENTAGE TEST
                  All Elective Contributions, including any Elective Contributions which are treated as Employee After-tax or Matching Contributions with respect to the Contribution Percentage Test, must satisfy the Deferral Percentage Test. Furthermore, any Elective Contributions which are not treated as Employee After-tax or Matching Contributions with respect to the Contribution Percentage Test must satisfy the Deferral Percentage Test. The Plan Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the Deferral Percentage Test has been satisfied. If the Deferral Percentage Test is not satisfied, the Employer may elect to make an additional contribution to the Plan on account of the Non-highly Compensated Group. The additional contribution will be treated as a Nonelective Contribution.

                  If the Deferral Percentage Test is not satisfied after any Nonelective Contributions, the Plan Administrator may, in its sole discretion, recharacterize all or any portion of the Excess Contribution of each Highly Compensated Employee as an Employee After-tax Contribution if Employee After-tax Contributions are otherwise allowed by the Plan. If so, the Plan Administrator will notify all affected Participants and the Internal Revenue Service of the amount recharacterized no later than the 15th day of the third month following the end of the Plan Year in which the Excess Contribution was made. Excess Contributions will be includable in the Participant's gross income on the earliest date any Elective Contribution made on behalf of the Participant during the Plan Year would have been received by the Participant had the Participant elected to receive the amount in cash. Recharacterized Excess Contributions will continue to be treated as Employer Contributions that are Elective Contributions for all other purposes under the Code, including Code Sections 401(a) (other than 401(a)(4) and 401(m)), 404, 409, 411, 412, 415, 416, 417
                  and 401(k)(2). With respect to the Plan Year for which the Excess Contribution was made, the Plan Administrator will treat the recharacterized amount as an Employee After-tax Contribution for purposes of the Deferral Percentage Test and the Contribution Percentage Test and for purposes of determining whether the Plan meets the requirements of Code
                  Section 401(a)(4), but not for any other purposes under this Plan. Therefore, recharacterized amounts will remain subject to the nonforfeiture requirements and distribution limitations which apply to Elective Contributions.

                  If the Deferral Percentage Test is still not satisfied, then after the close of the Plan Year in which the Excess Contribution arose but within 12 months after the close of that Plan Year, the Plan Administrator will distribute the Excess Contributions, together with allocable income, to Participants of the Highly Compensated Group. Failure to do so will cause the

                                       4-9

                  Plan to not satisfy the requirements of Code Section 401(a)(4) for the Plan Year for which the Excess Contribution was made and for all subsequent Plan Years for which the Excess Contribution remains uncorrected.

                  The amount of Excess Contribution to be distributed to a Highly Compensated Employee for a Plan Year will be reduced by any Excess Deferrals previously distributed to the Participant for the calendar year ending with or within the Plan Year in accordance with Code Section 402(g)(2).

                  Excess Contributions will be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

         (c)      APPLICATION OF CONTRIBUTION PERCENTAGE TEST
                  Employee After-tax Contributions and Matching Contributions, disregarding any Matching Contributions which are treated as Elective Contributions with respect to the Deferral Percentage Test, must satisfy the Contribution Percentage Test. The Plan Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the Contribution Test has been satisfied. If the Contribution Percentage Test is not satisfied, the Employer may elect to make an additional contribution to the Plan for the benefit of the Non-Highly Compensated Group. The additional contribution will be treated as a Nonelective Contribution.

                  If the Contribution Percentage Test is still not satisfied, then after the close of the Plan Year in which the Excess Aggregate Contribution arose but within 12 months after the close of that Plan Year, the Plan Administrator will distribute (or forfeit, to the extent not vested) the Excess Aggregate Contributions, together with allocable income, to Participants of the Highly Compensated Group. Failure to do so will cause the Plan to not satisfy the requirements of Code
                  Section 401(a)(4) for the Plan Year for which the Excess Aggregate Contribution was made and for all subsequent Plan Years for which the Excess Aggregate Contribution remains uncorrected.

                  The determination of any Excess Aggregate Contributions will be made after the recharacterization of any Excess Contributions as Employee After-tax Contributions.

                  Excess Aggregate Contributions, including forfeited Matching Contributions, will be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if they are distributed from the Plan.

                  Forfeited Matching Contributions that are reallocated to the Accounts of other Participants are treated as Annual Additions under Code Section 415 for the Participant whose Accounts they are reallocated to and for the Participants from whose Accounts they are forfeited.

         (d)      RESERVED

         (e)      REDUCTION OF EXCESS AMOUNTS
                  For the purpose of determining the total amounts of Excess Contributions and/or Excess Aggregate Contributions to be recharacterized, returned to Participants or forfeited as the case may be, the total Excess Contribution or total Excess Aggregate Contribution will be reduced in a manner so that the Deferral Percentage or the Contribution Percentage (Relevant Percentage) of the affected Participant(s) with the highest Relevant Percentage will first be lowered to a point not less than the level of the affected Participant(s) with the next highest Relevant Percentage. If further overall reductions are required to satisfy the relevant test, each of the above Participants' (or groups of Participants') Relevant Percentage will be lowered to a point not less than the level of the affected Participant(s) with the next

                                      4-10
                  highest Relevant Percentage, and so on continuing until sufficient total reductions have occurred to achieve satisfaction of the relevant test.

                  The total Excess Contributions or Excess Aggregate Contributions so determined shall then be recharacterized, returned to Participants or forfeited in such a manner that the amount of contribution allocated to the Highly Compensated Participant(s) by or for whom the highest amount of contributions have been made during the Plan Year will first be lowered to an amount not less than the amount made by or for the Highly Compensated Participant with the next highest amount of contributions made during the Plan Year. If further reductions are required to reduce the accounts of Highly Compensated Participants by the total of all Excess Contributions or Excess Aggregate Contributions, each of the above Participant's contributions will be lowered to a point not less than the level of the Highly Compensated Participant with the next highest amount of contribution made during the Plan Year, an so on continuing until sufficient total reductions have been made to equal the total amount of Excess Contributions and/or Excess Aggregate Contributions as the case may be.

         (f)      PRIORITY OF REDUCTIONS
                  The Plan Administrator will determine the method and order of correcting Excess Contributions and Excess Aggregate Contributions. The method of correcting Excess Contributions and Excess Aggregate Contributions must meet the requirements of Code Section 401(a)(4). The determination of whether a rate of Matching Contribution discriminates under Code Section 401(a)(4) will be made after making any corrective distributions of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions.

                  Excess Aggregate Contributions (and any attributable income) will be corrected first, by distributing any excess Employee After-tax Contributions (and any attributable income); then by distributing vested excess Matching Contributions (and any attributable income); and finally, by forfeiting or distributing non-vested Matching Contributions (and any attributable income). The Plan will not distribute Employee After-tax Contributions while the Matching Contributions based upon those Employee After-tax Contributions remain allocated.

         (g)      INCOME
                  The income allocable to any Excess Contribution made to a given Account for a given Plan Year will be equal to the total income allocated to the Account for the Plan Year, multiplied by a fraction, the numerator of which is the amount of the Excess Contribution and the denominator of which is equal to the sum of the balance of the Account at the beginning of the Plan Year plus the Participant's Elective Contributions and amounts treated as Elective Contributions for the Plan Year.

                  The income allocable to any Excess Aggregate Contribution made to a given Account for a given Plan Year will be equal to the total income allocated to the Account for the Plan Year, multiplied by a fraction, the numerator of which is the amount of the Excess Aggregate Contribution and the denominator of which is equal to the sum of the balance of the Account at the beginning of the Plan Year plus the Participant's Employee After-tax and Matching Contributions and amounts treated as Employee After-tax and Matching Contributions for the Plan Year.

                  Notwithstanding the foregoing, the Plan may use any reasonable method for computing the income allocable to any Excess Contribution or Excess Aggregate Contribution provided the method does not violate Code Section 401(a)(4), is used consistently for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to the Participants' Accounts.


                                      4-11

                  Income includes all earnings and appreciation, including interest, dividends, rents, royalties, gains from the sale of property, and appreciation in the value of stocks, bonds, annuity and life insurance contracts and other property, regardless of whether the appreciation has been realized.

         (h)      TREATMENT AS ELECTIVE CONTRIBUTIONS
                  The Plan Administrator may, in its discretion, treat all or any portion of Qualified Nonelective Contributions or Qualified Matching Contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by the Employer or a Related Employer, as Elective Contributions for purposes of satisfying the Deferral Percentage Test if they meet all of the following requirements:

                  o All Nonelective Contributions, including the Qualified Nonelective Contributions treated as Elective Contributions for purposes of the Deferral Percentage Test, satisfy the requirements of Code
                           Section 401(a)(4);

                  o Any Nonelective Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test or as Matching Contributions for purposes of the Contribution Percentage Test satisfy the requirements of Code Section 401(a)(4);

                  o The Qualified Matching Contributions which are treated as Elective Contributions for purposes of the Deferral Percentage Test are not taken into account in determining whether any Employee After-tax Contributions or other Matching Contributions satisfy the Contribution Percentage Test;

                  o Any Matching Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test satisfy the requirements of Code
                           Section 401(m); and

                  o The plan which includes the Cash or Deferred Arrangement and the plan or plans to which the Qualified Nonelective Contributions and Qualified Matching Contributions are made could be aggregated for purposes of Code Section 410(b).

         (i)      TREATMENT AS MATCHING CONTRIBUTIONS
                  The Plan Administrator may, in its discretion, treat all or any portion of Qualified Nonelective Contributions or Elective Contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by the Employer or a Related Employer, as Matching Contributions for purposes of satisfying the Contribution Percentage Test if they meet all of the following requirements:

                  o All Nonelective Contributions, including the Qualified Nonelective Contributions treated as Matching Contributions for purposes of the Contribution Percentage Test, satisfy the requirements of Code Section 401(a)(4);

                  o Any Nonelective Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test or as Matching Contributions for purposes of the Contribution Percentage Test satisfy the requirements of Code Section 401(a)(4);

                  o The Elective Contributions which are treated as Matching Contributions for purposes of the Contribution Percentage Test are not taken into account in determining whether any other Elective Contributions satisfy the Deferral Percentage Test;


                                      4-12

                  o The Qualified Nonelective Contributions and Elective Contributions which are treated as Matching Contributions for purposes of the Contribution Percentage Test are not taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a); and

                  o All Elective Contributions, including those treated as Matching Contributions for purposes of the Contribution Percentage Test, satisfy the requirements of Code Section 401(k)(3); and

                  o The plan that takes Qualified Nonelective Contributions and Elective Contributions into account in determining whether Employee After-tax and Matching Contributions satisfy the requirements of Code Section 401(m)(2)(a) and the plan or plans to which the Qualified Nonelective Contributions and Elective Contributions are made could be aggregated for purposes of Code Section 410(b).

         (j)      AGGREGATION OF PLANS
                  If the Employer or a Related Employer sponsors one or more other plans which include a Cash or Deferred Arrangement, the Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Code Sections 401(a)(4), 401(k) and 410(b). The Cash of Deferred Arrangements included in such aggregated plans will be treated as a single Arrangement for purposes of this Section. However, only those plans that have the same plan year may be so aggregated.

                  If the Employer or a Related Employer sponsors one or more other plans to which Employee After-tax Contributions or Matching Contributions are made, the Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Code Sections 401(a)(4), 401(m) and 410(b). However, only those plans that have the same plan year may be so aggregated.

                  Any such aggregation must be made in accordance with Treasury Regulation 1.401(k)- 1(b)(3). For example, contributions and allocations under the portion of a plan described in Code
                  Section 4975(e)(7) (an ESOP) may not be aggregated with the portion of a plan not described in Code Section 4975(e)(7) (a non-ESOP) for purposes of determining whether the ESOP or non-ESOP satisfies the requirements of Code Sections 401(a)(4), 401(k), 401(m) and 410(b).

                  Plans that could be aggregated under Code Section 410(b) but that are not actually aggregated for a Plan Year for purposes of Code Section 410(b) may not be aggregated for purposes of Code Sections 401(k) and 401(m).


                                      4-13

                                    ARTICLE 5

                               RETIREMENT BENEFITS

5.01     VALUATION OF ACCOUNTS
         For purposes of this Article, the value of a Participant's Accrued Benefit will be determined as of the Valuation Date his Accounts are liquidated to effect his distribution.

5.02     NORMAL RETIREMENT
         After an Active Participant reaches his Normal Retirement Date, he may elect to retire. Upon such retirement he will become a Retired Participant and his Accrued Benefit will become distributable to him. A Participant's Accrued Benefit will become nonforfeitable no later than the date upon which he attains his Normal Retirement Age. The form and timing of benefit payment will be governed by the provisions of Section 5.05.

5.03     DISABILITY RETIREMENT
         In the event of a Participant's termination due to Disability, he will be entitled to begin to receive a distribution of his Accrued Benefit which will become nonforfeitable as of his date of termination. The form and timing of benefit payment will be governed by the provisions of Section 5.05. Disability means the determination by the Plan Administrator that a Participant is unable by reason of any medically determinable physical or mental impairment to perform the usual duties of his employment or of any other employment for which he is reasonably qualified based upon his education, training and experience.

5.04     TERMINATION OF EMPLOYMENT

         (a)      IN GENERAL
                  If a Participant's employment terminates for any reason other than retirement, death, or disability, his Accrued Benefit will become distributable to him as of the last day of the month which coincides with or next follows the last date upon which any contributions on the Participant's behalf are made to the Trust following the Participant's date of termination of employment (or as of such earlier date as determined by the Plan Administrator in a uniform and nondiscriminatory manner). The form and timing of benefit payment will be governed by the provisions of Section 5.05.

         (b)      CASH-OUT DISTRIBUTION
                  If a Participant terminates employment and receives a distribution equal to the Vested Percentage of his Accounts which are subject to the Vesting Schedule (such Accounts are hereinafter referred to as Employer Contribution Accounts), a Cash-Out Distribution will be deemed to have occurred if the following conditions are met:

                  (1) The Participant was less than 100% vested in his Employer Contribution Accounts; and

                  (2) The entire distribution is made before the last day of the second Plan Year following the Plan Year in which the Participant terminated employment.

         (c)      RESTORATION OF EMPLOYER CONTRIBUTION ACCOUNTS
                  If, following the date of a Cash-Out Distribution, a Participant returns to an Eligible Employee Classification prior to incurring 5 consecutive One Year Breaks-in-Service, then the Participant will have the right to repay to the Trustee, within 5 years after his return date, the portion of the Cash-Out Distribution which was attributable to his Employer Contribution

                                       5-1

                  Accounts which were less than 100% vested in order to restore such Accounts to their value as of the date of the Cash-Out Distribution.

                  The Plan Administrator will restore an eligible Participant's Employer Contribution Accounts as of the Accounting Date coincident with or immediately following the complete repayment of the Cash-Out Distribution. To restore the Participant's Employer Contribution Accounts, the Plan Administrator, to the extent necessary, will, under rules and guidelines applied in a uniform and nondiscriminatory manner, first allocate to the Participant's Employer Contribution Accounts the amount, if any, of Forfeitures which would otherwise be allocated under Article 3. To the extent such Forfeitures for a particular Accounting Period are insufficient to enable the Plan Administrator to make the required restoration, the Employer will contribute such additional amount as is necessary to enable the Plan Administrator to make the required restoration. The Plan Administrator will not take into account the allocation under this Section in applying the limitation on allocations under
                  Article 7.

         (d)      NON-VESTED PARTICIPANT
                  If a Participant who is zero percent vested in his Employer Contribution Accounts terminates employment, a Cash-Out Distribution will be deemed to have occurred as of the Participant's date of termination of employment.

                  If the Participant subsequently returns to an Eligible Employee Classification prior to incurring five consecutive One Year Breaks-in-Service, then the Participant will immediately become entitled to a complete restoration of his Employer Contribution Accounts as of the Accounting Date coincident with or next following his date of re-employment. Such restoration will be made in accordance with the provisions of Section 5.04(c).

5.05     FORM OF BENEFIT PAYMENT

         (a)      IN GENERAL
                  Subject to the provisions of Section 5.06, the Plan Administrator will direct the Trustee to make the payment of any benefit provided under this Plan upon the event giving rise to such benefit within 60 days following the receipt of a Participant's written request for the payment of benefits on a form provided by the Plan Administrator. The Plan Administrator may temporarily suspend such processing in the event of unusual or extraordinary circumstances such as the conversion of Plan records from one recordkeeper to another.

                  The form of benefit for the payment of any benefit from the Participant's Prior Plan Account and the Participant's Prior Plan Pre-tax Account will be governed by the provisions of a transferor plan pursuant to Section 10.05. The form of benefit for the payment of any benefit paid from the Participant's Prior Plan Account and the Participant's Prior Plan Pre-tax Account that is paid in the form of an annuity will be in accordance with the Qualified Annuity provisions of Section 5.05(b).

                  The form of benefit for the payment of any benefit from any other Account will be a lump sum payment, unless the Participant elects a direct transfer pursuant to Section 5.07.

                  If so required under the provisions of a transferor plan, upon request, the Participant may receive his benefit from his Prior Plan Account and from his Prior Plan Pre-tax Account paid in a series of substantially equal annual or more frequent installments over a period not extending beyond the earliest of (a) the end of the period measured by the joint life and last survivor expectancy of the Participant and his spouse, or (b) twenty (20) years. The Plan Administrator and the Trustee will have the power to establish rules and guidelines as deemed necessary or appropriate with regard to the payment of benefits under the installment payment form.

                                       5-2

         (b)      QUALIFIED ANNUITY RULES

                  If required to be paid under the Qualified Annuity rules, the form of benefit will be determined as follows:

                  (1) A Participant who is not married on the date benefits are to commence will be provided a Qualified Life Annuity, unless a lump sum payment is elected, under a Qualified Election, by the Participant within the 90-day period which ends on his benefit commencement date.

                  (2) A Participant who is married on the date benefits commence will be provided a Qualified Joint and Survivor Annuity unless a lump sum payment is elected, under a Qualified Election, by the Participant within the 90-day period which ends on his benefit commencement date.

                  Within the 90-day period which ends on a married Participant's expected benefit commencement date, the Plan Administrator will provide each such Participant a written explanation of:

                  (1) the terms and conditions of a Qualified Joint and Survivor Annuity;

                  (2) the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

                  (3)      the rights of a Participant's spouse; and

                  (4) the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

                  Notwithstanding the above, if a terminated Participant's Vested Accrued Benefit is $3,500 or less, such Participant's Vested Accrued Benefit shall be payable in a lump sum of the entire amount of his Vested Accrued Benefit. If the value of his Vested Accrued Benefit at the time of any distribution exceeds $3,500, the value of his Vested Accrued Benefit at any later time will be deemed to also exceed $3,500. Effective for the Plan Year beginning January 1, 1998, $5,000 shall be substituted for $3,500 in this paragraph in compliance with the Taxpayer Relief Act of 1997. This paragraph will not apply after the Annuity Starting Date.

5.06     COMMENCEMENT OF BENEFIT
         Subject to the provisions of this Article, commencement of a benefit will, unless the Participant elects otherwise in writing, begin not later than the 60th day after the later of the close of the Plan Year in which the Participant attains Normal Retirement Age or the close of the Plan Year which contains the date the Participant terminates his service with the Employer.

         Payment of a Participant's benefits must begin no later than his Required Beginning Date.

         All distributions required under this Section will be determined and made in accordance with the regulations issued under Code Section 401(a)(9), including those dealing with minimum distribution requirements. Notwithstanding the provisions of Section 5.05, an Active Participant who is a Five Percent Owner and who has reached his Required Beginning Date will receive an annual distribution of his Accrued Benefit equal to the minimum required distribution determined under Code Section 401(a)(9).


                                       5-3

         For purposes of this Section, life expectancy and joint and last survivor expectancy are to be computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. Unless the Participant elects otherwise by the time of the first required distribution, life expectancy of the Participant and the surviving spouse will be recalculated annually. Such election shall be irrevocable. The life expectancy of any other designated Beneficiary will be calculated at the time payment first begins without further recalculation.

         If the Participant dies after distribution of his interest has begun, the remaining portion of the interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.

5.07     DIRECTED TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTIONS

         (a)      GENERAL
                  This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         (b)      ELIGIBLE ROLLOVER DISTRIBUTION
                  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (c)      ELIGIBLE RETIREMENT PLAN
                  An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (d)      DISTRIBUTEE
                  A Distributee includes an Employee or Former Employee. In addition, the Employee's or Former Employee's surviving spouse and the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

         (e)      DIRECT ROLLOVER
                  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (f)      WAIVER OF 30-DAY NOTICE
                  If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                                       5-4

                  o the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                  o the Participant, after receiving the notice, affirmatively elects to receive a distribution.

                                       5-5

                                    ARTICLE 6

                                  DEATH BENEFIT

6.01     VALUATION OF ACCOUNTS
         For purposes of this Article, the value of a Participant's Accrued Benefit will be determined as of the Valuation Date his Accounts are liquidated to effect his distribution.

6.02     DEATH BENEFIT

         (a)      LUMP SUM DEATH BENEFIT
                  With regard to the portion of a Participant's benefit that is eligible to be distributed as a lump sum, in the event of the death of the Participant prior to the date on which he receives a complete distribution of his benefit under the Plan, the Participant's Beneficiary will be entitled to receive the value of the Participant's Accrued Benefit.

         (b)      PRE-RETIREMENT DEATH BENEFIT
                  With regard to the portion of a Participant's benefit that is required to be paid under the Qualified Annuity rules of
                  Section 5.05(b), in the event of the death of a Participant prior to the date that he begins to receive a retirement benefit under the Plan, if the Participant has a Surviving Spouse and if a Beneficiary other than the Participant's Surviving Spouse has not been designated pursuant to a Qualified Election, the Participant's Surviving Spouse will be entitled to receive a Qualified Survivor Annuity.

                  If a Surviving Spouse does not exist or if a Beneficiary other than the Participant's Surviving Spouse has been designated pursuant to a Qualified Election, the Participant's designated Beneficiary will be entitled to receive the value of the Participant's Accrued Benefit.

         (c)      POST-RETIREMENT DEATH BENEFIT
                  With regard to the portion of a Participant's benefit that is required to be paid under the Qualified Annuity rules of
                  Section 5.05(b), in the event of the death of a Retired Participant or a Disabled Participant receiving a benefit, a benefit will be paid to the Participant's Beneficiary or Surviving Spouse in accordance with the form of benefit payment elected under the Plan.

6.03     DESIGNATION OF BENEFICIARY
         Each Participant will be given the opportunity to designate a Beneficiary or Beneficiaries, and from time to time the Participant may file with the Plan Administrator a new or revised designation on the form provided by the Plan Administrator. If a Participant is married, any designation of a Beneficiary other than the Participant's spouse must be consented to by the Participant's spouse pursuant to a Qualified Election.

         If a Participant dies without designating a Beneficiary, or if the Participant is predeceased by all designated Beneficiaries and contingent Beneficiaries, the Plan Administrator will distribute all benefits which are payable in the event of the Participant's death in the following manner and to the first of the following (who are listed in order of priority) who survive the Participant by at least 30 days:

         o        All to the Participant's Surviving Spouse;

         o Equally among the then living children of the Participant (by birth or adoption);

         o Among the Participant's then living lineal descendants, by right of representation; or

         o        The Participant's estate.


                                       6-1

                                    ARTICLE 7

                             LIMITATIONS ON BENEFITS

7.01     LIMITATION ON ANNUAL ADDITIONS
         The amount of the Annual Addition which may be allocated under this Plan to any Participant's Account as of any Allocation Date will not exceed the Defined Contribution Limit (based upon his Aggregate Compensation up to such Valuation Date) reduced by the sum of any allocations of annual additions made to Participant's Accounts under this Plan as of any preceding Allocation Date within the Limitation Year.

         If the Annual Addition under this Plan on behalf of a Participant is to be reduced as of any Allocation Date as a result of the next preceding paragraph, the reduction will be, to the extent required, effected by first reducing Participant contributions (which increase the annual addition), then Forfeitures (if any), and then Employer contributions to be allocated under this Plan on behalf of the Participant as of the Allocation Date.

         Any necessary reduction will be made as follows:

         (a) The amount of the reduction consisting of nondeductible Participant contributions will be paid to the Participant as soon as administratively feasible.

         (b) The amount of the reduction consisting of any other Participant contributions will be paid to the Participant as soon as administratively feasible.

         (c) The amount of the reduction consisting of Forfeitures will be allocated and reallocated to other Accounts in accordance with the Plan formula for allocating Forfeitures to the extent that such allocations do not cause the additions to any other Participant's Accounts to exceed the lesser of the Defined Contribution Limit or any other limitation provided in the Plan.

         (d) The amount of the reduction consisting of Employer contributions will be allocated and reallocated to other Accounts in accordance with the Plan formula for Employer Contributions to the extent that such allocations do not cause the additions to any other Participant's Accounts to exceed the lesser of the Defined Contribution Limit or any other limitation provided in the Plan.

         (e) To the extent that the reductions described in paragraph (d) cannot be allocated to other Participant's Accounts, the reductions will be allocated to a suspense account as Forfeitures and held therein until the next succeeding Allocation Date on which Forfeitures could be applied under the provisions of the Plan. All amounts held in a suspense account must be applied as Forfeitures before any additional contributions, which would constitute annual additions, may be made to the Plan. If the Plan terminates, the suspense account will revert to the Employer to the extent it may not be allocated to any Participant's Accounts.

         (f) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund's investment gains and losses.

7.02     WHERE EMPLOYER MAINTAINS ANOTHER QUALIFIED PLAN

         (a) WHERE EMPLOYER MAINTAINS ANOTHER QUALIFIED DEFINED CONTRIBUTION PLAN If the Employer maintains this Plan and one or more other qualified defined contribution plans, one or more welfare benefit funds (as defined in Code Section 419(e)), or one or more

                                       7-1
                  individual medical accounts (as defined in Code Section 415(l)(2)), all of which are referred to in this Article 7 as "qualified defined contribution plans", the annual additions allocated under this Plan to any Participant's Accounts will be limited in accordance with the allocation provisions of this Section 7.02(a).

                  The amount of the Annual Additions which may be allocated under this Plan to any Participant's Accounts as of any Allocation Date will not exceed the Defined Contribution Limit (based upon Aggregate Compensation up to the allocation date) reduced by the sum of any allocations of Annual Additions made to the Participant's Accounts under this Plan and any other qualified defined contribution plans maintained by the Employer as of any earlier Allocation Date within the Limitation Year.

                  If an Allocation Date of this Plan coincides with an Allocation Date of any other plan described in the above paragraph, the amount of Annual Additions to be allocated on behalf of a Participant under this Plan as of such date will be an amount equal to the product of the amount described in the next preceding paragraph multiplied by a fraction (not to exceed 1.0), the numerator of which is the amount to be allocated under this Plan without regard to this Article during the Limitation Year and the denominator of which is the amount that would otherwise be allocated on this Allocation Date under all plans without regard to this Article 7.

                  If the Annual Addition under this Plan on behalf of a Participant is to be reduced as of any Allocation Date as a result of the next preceding two paragraphs, the reduction will be, to the extent required, effected by first reducing Participant contributions (which increase the annual addition), then Forfeitures (if any), and then any Employer contributions, to be allocated under this Plan on behalf of the Participant as of the Allocation Date.

                  If as a result of the first four paragraphs of this Section
                  7.02 the allocation of additions is reduced, the reduction will be treated in the manner described in the third paragraph of Section 7.01.

         (b)      WHERE EMPLOYER MAINTAINS A QUALIFIED DEFINED BENEFIT PLAN

                  (1)      IN GENERAL
                           If the Employer maintains (or has ever maintained), in addition to this Plan, one or more qualified defined benefit plans, then for any Limitation Year, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction will not exceed
                           1.0. If, in any Limitation Year, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for a Participant would exceed 1.0 without adjustment to the amount of the annual benefit that can be paid to the Participant under the defined benefit plan, then the amount of annual benefit that would otherwise be paid to the Participant under the defined benefit plan will be reduced to the extent necessary to reduce the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Participant to 1.0.

                  (2)      TRANSITION RULE UNDER TRA '86
                           If a plan was in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be reduced (to not less than zero) as prescribed by the Secretary of the Treasury by subtracting the amount required to decrease the sum of the Defined Contribution Plan Fraction plus the Defined Benefit Plan Fraction to 1.0. Such amount is determined (as of the first day of the first Limitation Year beginning on or after January 1, 1987) as the product of:


                                       7-2

                           (A)      The amount by which, without this
                                    adjustment, the sum of the Defined
                                    Contribution Plan Fraction plus the Defined
                                    Benefit Plan Fraction exceeds 1.0,
                                    multiplied by

                           (B) The denominator of the Defined Contribution Plan Fraction, as computed through the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.

                           This subparagraph applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                  (3)      TRANSITION RULE UNDER TEFRA
                           In the case of a plan which met the limitation of
                           Section 415 of the Code for the last Limitation Year beginning before January 1, 1983, the numerator of the Defined Contribution Plan Fraction will be reduced (to not less than zero) as prescribed by the Secretary of the Treasury by subtracting the amount required to decrease the sum of the Defined Contribution Plan Fraction plus the Defined Benefit Plan Fraction to 1.0. Such amount is determined (as of the first day of the first Limitation Year beginning on or after January 1, 1983) as the product of:

                           (A)      The amount by which, without this
                                    adjustment, the sum of the Defined
                                    Contribution Plan Fraction plus the Defined
                                    Benefit Plan Fraction exceeds 1.0,
                                    multiplied by

                           (B) The denominator of the Defined Contribution Plan Fraction, as computed through the last Limitation Year beginning before January 1, 1983.

7.03     DEFINITIONS APPLICABLE TO ARTICLE 7

         (a)      AGGREGATE COMPENSATION
                  Aggregate Compensation means a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                  o Employer contributions to a plan of deferred compensation which are not included in the employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent the contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                  o Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  o Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  o Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) toward the purchase


                                       7-3
                           of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the employee).

                  For Plan Years beginning prior to January 1, 1998, Aggregate Compensation excludes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in the gross income of the Employee due to Code Section 125, 402(e)(3), 402(h), 402(k) or 403(b).

                  Notwithstanding the above, for Plan Years beginning on or after January 1, 1998, Aggregate Compensation includes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in the gross income of the Employee due to Code Section 125, 402(e)(3), 402(h), 402(k) or 403(b).

                  Aggregate Compensation in excess of the Statutory Compensation Limit is disregarded.

                  Aggregate Compensation for any Limitation Year is the Aggregate Compensation actually paid or includable in gross income in such year.

         (b)      ALLOCATION DATE
                  Allocation Date means the date with respect to which all or a portion of employer contributions, employee contributions or forfeitures or both are allocated to participant accounts under a defined contribution plan.

         (c)      ANNUAL ADDITIONS
                  For Plan Years beginning after December 31, 1986, Annual Additions are the sum of the following amounts allocated to any defined contribution plan maintained by the Employer (including voluntary contributions to any defined benefit plan maintained by the Employer) on behalf of a Participant for a Limitation Year:

                  o        All Employee and Employer contributions;

                  o        All reallocated forfeitures;

                  o Amounts allocated after March 31, 1984, to an individual medical account, as defined in Code
                           Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits required by Code Section 401(h)(6) to be allocated to the separate account of a Key Employee under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer.

                  Contributions or forfeitures will be treated as Annual Additions regardless of whether they constitute Excess Deferrals, Excess Contributions or Excess Aggregate Contributions within the meaning of the regulations under Code
                  Section 401(k) or 401(m) and regardless of whether they are corrected through distribution or recharacterization. Excess deferrals distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3) are not Annual Additions. The Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all Employee After-tax Contributions as Annual Additions.

         (d)      ANNUAL BENEFIT
                  Annual Benefit means a benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which employees do not contribute and under which no rollover contributions are made.

                                       7-4

         (e)      DEFINED BENEFIT COMPENSATION LIMIT
                  The Defined Benefit Compensation Limit is equal to 100% of the Participant's average Aggregate Compensation for the three consecutive calendar years (or other twelve consecutive month periods adopted by the Employer pursuant to a Written Resolution and applied on a uniform and consistent basis) of service during which the Participant had the greatest Aggregate Compensation.

                  Where the annual benefit is payable to a Participant in a form other than a straight life annuity or a Qualified Joint and Survivor Annuity, the Defined Benefit Compensation Limit will be the Actuarial Equivalent of a straight life annuity beginning at the same age. No adjustment is required for the following: pre-retirement disability benefits, pre-retirement death benefits and post-retirement medical benefits. For purposes of this paragraph, the interest rate used in adjusting the Defined Benefit Compensation Limit will be the greater of (1) 5%, or (2) the post-retirement interest rate specified in the plan for Actuarial Equivalent purposes.

                  Where the annual benefit is payable to a Participant who has fewer than 10 years of service with the Employer or any Related or Predecessor Employer, the Defined Benefit Compensation Limit will be multiplied by a fraction, the numerator of which is the Participant's number of years of service with the Employer or Related or Predecessor Employer, and the denominator of which is 10.

                  With regard to a Participant who has separated from service with a nonforfeitable right to an Accrued Benefit, the Defined Benefit Compensation Limit will be adjusted effective January 1 of each Calendar year. For any Limitation Year beginning after the separation occurs, the Defined Benefit Compensation Limit will be equal to the Defined Benefit Compensation Limit which was applicable to the Participant in the Limitation Year in which he separated from service multiplied by a fraction, the numerator of which is the Defined Benefit Dollar Limit for the Limitation Year in which the Defined Benefit Compensation Limit is being adjusted and the denominator of which is the Defined Benefit Dollar Limit for the Limitation Year in which the Participant separated from service.

         (f)      DEFINED BENEFIT DOLLAR LIMIT
                  The Defined Benefit Dollar Limit is equal to $90,000 for calendar years 1984 through 1987. As of January 1, 1988 and as of January 1 of each subsequent calendar year, the dollar limitation (described in Code Section 415(b)(1)(a)) as determined by the Secretary of the Treasury for that calendar year will become effective as the Defined Benefit Dollar Limit for the calendar year. For calendar years between 1976 and 1983, the Defined Benefit Dollar Limit is $75,000 as adjusted by the Secretary of the Treasury under Code Section 415(d) for that calendar year. The Defined Benefit Dollar Limit for a calendar year applies to Limitation Years ending with or within that calendar year.

                  Where the annual benefit is payable to a Participant in a form other than a straight life annuity or a Qualified Joint and Survivor Annuity, the Defined Benefit Dollar Limit will be the Actuarial Equivalent of a straight life annuity beginning at the same age. No adjustment is required for the following: pre-retirement disability benefits, pre-retirement death benefits, and post-retirement medical benefits. For purposes of this paragraph, the interest rate used for adjusting the Defined Benefit Dollar Limit will be the greater of (1) 5%, or
                  (2) the post-retirement interest rate specified for Actuarial Equivalent purposes.

                  Where the annual benefit is payable to a Participant who has fewer than 10 years of participation in the Plan, the Defined Benefit Dollar Limit will be multiplied by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation in the Plan, and the denominator of which is 10. To the extent provided by the Secretary of the

                                       7-5

                  Treasury, this paragraph will be applied to each change in the benefit structure of the Plan.

                  For a benefit commencing before a Participant's Social Security Retirement Age but at or after age 62, the Defined Benefit Dollar Limit will be adjusted in a manner which is consistent with the reduction for old-age insurance benefits commencing before Social Security Retirement Age under the Social Security Act. The reduction will be 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each additional month (up to 24 months) by which benefits commence before the month of the Participant's Social Security Retirement Age. The Defined Benefit Dollar Limit for a benefit commencing before age 62 will be adjusted to the Actuarial Equivalent of the Defined Benefit Dollar Limit for a benefit commencing at age 62 based on an interest rate equal to the greater of (1) 5%, or (2) the interest rate specified in the plan for determining actuarial equivalence for early retirement.

                  For a benefit commencing after a Participant's Social Security Retirement Age, the Defined Benefit Dollar Limit will be adjusted to the actuarial equivalent of the Defined Benefit Dollar Limit for a benefit commencing at the Participant's Social Security Retirement Age. For purposes of this paragraph, the interest rate used for adjusting the Defined Benefit Dollar Limit will be the lesser of (1) 5%, or (2) the interest rate specified in the plan for determining actuarial equivalence for early retirement.

         (g)      DEFINED BENEFIT LIMIT
                  The Defined Benefit Limit is the lesser of the Defined Benefit Dollar Limit or the Defined Benefit Compensation Limit.

         (h)      DEFINED BENEFIT PLAN FRACTION DENOMINATOR
                  The Defined Benefit Plan Fraction Denominator with respect to any Participant is the lesser of (1) the product of the Defined Benefit Dollar Limit multiplied by 1.25, or (2) the product of the Defined Benefit Compensation Limit multiplied by 1.4. However, for purposes of determining the Defined Benefit Plan Fraction Denominator, "years of service with the Employer or any Related or Predecessor Employer" will be substituted for "years of participation in the Plan" wherever it appears in Section 7.03(f).

         (i)      DEFINED BENEFIT PLAN FRACTION
                  The Defined Benefit Plan Fraction is a fraction determined as of the close of a Limitation Year, the numerator of which is the Projected Annual Benefit payable to a Participant under this Plan and the denominator of which is the Defined Benefit Fraction Denominator. If a Participant has participated in more than one defined benefit plan maintained by the Employer, the numerator of the Defined Benefit Plan Fraction is the sum of the projected annual benefits payable to the Participant under all of the defined benefit plans, whether or not terminated.

         (j)      DEFINED CONTRIBUTION LIMIT
                  The Defined Contribution Limit for a given Limitation Year is equal to the lesser of (1) the Defined Contribution Compensation Limit, which is 25% of Aggregate Compensation applicable to the Limitation Year, or (2) the Defined Contribution Dollar Limit, which, for calendar years after 1983 is the greater of $30,000 or one-fourth of the Defined Benefit Dollar Limit for the Limitation Year, and for calendar years between 1976 and 1983 is one-third of the Defined Benefit Dollar Limit. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Defined Contribution Dollar Limit is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is 12.

                                       7-6

         (k)      DEFINED CONTRIBUTION PLAN FRACTION
                  The Defined Contribution Plan Fraction is a fraction determined as of the close of a Limitation Year, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all defined contribution plans of the Employer for the current and all prior Limitation Years and the denominator of which is the sum of the Annual Additions which would have been made for the Participant for the current and all prior Limitation Years (for all prior years of service with the Employer or any predecessor Employer) if in each Limitation year the Annual Additions equaled the lesser of (1) the product of the Defined Contribution Compensation Limit for the Limitation Year multiplied by 1.4, or (2) the product of the Defined Contribution Dollar Limit for the Limitation Year multiplied by 1.25. The aggregate amount in the numerator of this fraction due to years beginning before January 1, 1976 may not exceed the aggregate amount in the denominator of this fraction for all such years.

                  For purposes of this Section 7.03(k), the Annual Addition for any Limitation Year beginning before January 1, 1987 will not be recomputed to treat all Employee After-tax Contributions as Annual Additions.

         (l)      EMPLOYER
                  The Employer is the Employer that adopts this Plan together with all Related Employers. For this purpose, the definition of Related Employer in Section 1.33 of this Plan is modified by Code Section 415(h).

         (m)      LIMITATION YEAR
                  The Limitation Year will be the 12 consecutive month period which is specified in Article 1 of this Plan and which is adopted for all qualified plans maintained by the Employer pursuant to a Written Resolution adopted by the Employer. In the event of a change in the Limitation Year, the additional limitations of Treasury Regulation Section 1.415-2(b)(4)(iii) will also apply.

         (n)      PROJECTED ANNUAL BENEFIT
                  For purposes of this Section, a Participant's Projected Annual Benefit is equal to the annual benefit to which a Participant in a defined benefit Plan would be entitled under the terms of the plan based on the following assumptions:

                  o The Participant will continue employment until reaching normal retirement age as determined under the terms of the plan (or current age, if that is later);

                  o The Participant's compensation for the Limitation Year under consideration will remain the same for all future years;

                  o All other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years; and

                  o The benefits resulting from any Participant Contributions or Rollover Contributions are disregarded.

         (o)      SOCIAL SECURITY RETIREMENT AGE
                  Social Security Retirement Age means age 65 for a Participant born before January 1, 1938; age 66 for a Participant born after December 31, 1937, but before January 1, 1955; and age 67 for a Participant born after December 31, 1954.


                                       7-7

7.04     EFFECT OF TOP-HEAVY STATUS

         (a)      GENERAL
                  Notwithstanding the provisions of Section 7.03, "1.0" will be substituted for "1.25" wherever it appears in Sections 7.03(h) and 7.03(k) for any Limitation Year in which the Plan is found to be Top-Heavy for the Plan Year which coincides with or ends within such Limitation Year.

         (b)      NON-APPLICATION
                  Section 7.04(a) will not apply for any Limitation Year in which, for the Plan Year which coincides with or ends within such Limitation Year, (1) the Plan is not determined to be Super Top-Heavy and (2) for any Non-Key Employee who is a Participant in both this Plan and a defined benefit plan maintained by the Employer or a Related Employer, the annual allocation of Employer contributions plus Forfeitures under this Plan is not less than 7.5% of the Non-Key Employee's Aggregate Compensation.


                                       7-8

                                    ARTICLE 8

                                  MISCELLANEOUS

8.01     EMPLOYMENT RIGHTS OF PARTIES NOT RESTRICTED
         The adoption and maintenance of this Plan will not be deemed a contract between the Employer and any Employee. Nothing in this Plan will give any Employee or Participant the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee or Participant at any time, nor will it give the Employer the right to require any Employee or Participant to remain in its employ, or to interfere with any Employee's or Participant's right to terminate his employment at any time.

8.02     ALIENATION

         (a)      GENERAL
                  No person entitled to any benefit under this Plan will have any right to sell, assign, transfer, hypothecate, encumber, commute, pledge, anticipate or otherwise dispose of his interest in the benefit, and any attempt to do so will be void. No benefit under this Plan will be subject to any legal process, levy, execution, attachment or garnishment for the payment of any claim against such person.

         (b)      EXCEPTIONS
                   Section 8.02(a) will not apply to the extent a Participant or
                  Beneficiary is indebted to the Plan under the provisions of the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, the portion of the amount distributed which equals the indebtedness will be withheld by the Trustee to apply against or discharge the indebtedness. Before making a payment, however, the Participant or Beneficiary must be given written notice by the Plan Administrator that the indebtedness is to be so paid in whole or part from his Participant's Accrued Benefit. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Accrued Benefit, he will be entitled to a review of the validity of the claim in accordance with procedures established by the Plan Administrator.

                  Section 8.02(a) will not apply to a qualified domestic relations order (QDRO) as defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Plan Administrator under the provisions of the Retirement Equity Act of 1984. The Plan Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a QDRO, a former spouse of a Participant will be treated as the spouse or Surviving Spouse for all purposes under the Plan. Where, however, because of a QDRO, more than one individual is to be treated as a Surviving Spouse, the total amount to be paid in the form of a Qualified Survivor Annuity or the survivor portion of a Qualified Joint and Survivor Annuity may not exceed the amount that would be paid if there were only one Surviving Spouse. All rights and benefits, including elections, provided to a Participant under this Plan will be subject to the rights afforded to any alternate payee as such term is defined in Code Section 414(p).

                  This Plan specifically permits distribution to an alternate payee under a QDRO (without regard to whether the Participant has attained his or her earliest retirement age as that term is defined under Code Section 414(p)) in the same manner that is provided for a Vested Terminated Participant.


                                       8-1

                  Section 8.02(a) will not apply with regard to the enforcement of a federal tax levy made pursuant to Code Section 6331 or collection by the United States of a judgment resulting from an unpaid tax assessment.

8.03     QUALIFICATION OF PLAN
         The Employer will have the sole responsibility for obtaining and retaining qualification of the Plan under the Code with respect to the Employer's individual circumstances.

8.04     CONSTRUCTION
         To the extent not preempted by ERISA, this Plan will be construed according to the laws of the state in which the Employer's principal place of business is located. Words used in the singular will include the plural, the masculine gender will include the feminine, and vice versa, whenever appropriate.

8.05     NAMED FIDUCIARIES

         (a)      ALLOCATION OF FUNCTIONS
                  The authority to control and manage the operation and administration of the Plan and Trust created by this instrument will be allocated between the Plan Sponsor, the Trustee, and the Plan Administrator, all of whom are designated as Named Fiduciaries with respect to the Plan and Trust as provided for by Section 402(a)(2) of ERISA. The Plan Sponsor reserves the right to allocate the various responsibilities for the present execution of the functions of the Plan, other than the Trustee's responsibilities, among its Named Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan.

         (b)      RESPONSIBILITIES OF THE PLAN SPONSOR
                  The Plan Sponsor, in its capacity as a Named Fiduciary, will have only the following authority and responsibility:

                  o To appoint or remove the Plan Administrator and furnish the Trustee with certified copies of any resolutions of the Plan Sponsor with regard thereto;

                  o        To appoint and remove the Trustee;

                  o        To appoint a successor Trustee or additional
                           Trustees;

                  o To communicate information to the Plan Administrator and the Trustee as needed for the proper performance of the duties of each;

                  o To appoint an investment manager (or to refrain from such appointment), to monitor the performance of the investment manager so appointed, and to terminate such appointment (more than one investment manger may be appointed and in office at any time); and

                  o To establish and communicate to the Trustee a funding policy for the Plan.

         (c)      LIMITATION ON OBLIGATIONS OF NAMED FIDUCIARIES
                  No Named Fiduciary will have authority or responsibility to deal with matters other than as delegated to it under this Plan or by operation of law. A Named Fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the Named Fiduciary's authority or delegated responsibility.

                                       8-2

         (d)      STANDARD OF CARE AND SKILL
                  The duties of each fiduciary will be performed with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like objectives.

8.06     STATUS OF INSURER
         The term Insurer refers to any legal reserve life insurance company licensed to do business in the state within which the Employer maintains its principal office. The Insurer will file such returns, keep such records, make such reports and supply such information as required by applicable law or regulation.

8.07     ADOPTION AND WITHDRAWAL BY OTHER ORGANIZATIONS

         (a)      PROCEDURE FOR ADOPTION
                  Subject to the provisions of this Section 8.07, any organization now in existence or hereafter formed or acquired, which is not already a Participating Employer under this Plan and which is otherwise legally eligible may, in the future, with the consent and approval of the Plan Sponsor, by formal Written Resolution (referred to in this Section as an Adoption Resolution), adopt the Plan and Trust hereby created for all or any classification of persons in its employment and thereby, from and after the specified effective date, become a Participating Employer under this Plan. Such consent will be effected by and evidenced by a formal Written Resolution of the Plan Sponsor. The Adoption Resolution may contain such specific changes and variations in Plan terms and provisions applicable to the adopting Participating Employer and its Employees as may be acceptable to the Plan Sponsor and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved to the Plan Sponsor. The Adoption Resolution will become, as to the adopting organization and its Employees, a part of this Plan as then amended or thereafter amended. It will not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement or any future amendment to the Plan and Trust Agreement. The effective date of the Plan for the adopting organization will be that stated in the Adoption Resolution and from and after such effective date the adopting organization will assume all the rights, obligations and liabilities as a Participating Employer under this Plan. The administrative powers of and control by the Plan Sponsor as provided in the Plan, including the sole right of amendment or termination of the Plan, of appointment and removal of the Plan Administrator and the Trustee, and of appointment and removal of an investment manager will not be diminished by reason of the participation of the adopting organization in the Plan.

         (b)      WITHDRAWAL
                  Any Participating Employer may withdraw from the Plan at any time, without affecting the Plan Sponsor or other Participating Employers not withdrawing, by complying with the provisions of the Plan. A withdrawing Participating Employer may arrange for the continuation by itself or its successor of this Plan in separate forms for its own employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan by merger with an existing plan and transfer of plan assets. The Plan Sponsor may, it its absolute discretion, terminate a Participating Employer's participation at any time when in its judgment the Participating Employer fails or refuses to discharge its obligations under the Plan.

         (c) ADOPTION CONTINGENT UPON INITIAL AND CONTINUED QUALIFICATION The adoption of this Plan by an organization as provided is hereby made contingent and subject to the condition precedent that said adopting organization meets all the statutory

                                       8-3
                  requirements for qualified plans, including, but not limited to, Sections 401(a) and 501(a) of the Internal Revenue Code for its Employees. If the Plan or the Trust, in its operation, becomes disqualified, for any reason, as to the adopting organization and its Employees, the portion of the Plan assets allocable to them will be segregated as soon as is administratively feasible, pending either the prompt (1) requalification of the Plan as to the organization and its employees to the satisfaction of the Internal Revenue Service so as not to affect the continued qualified status thereof as to other Employers, (2) withdrawal of the organization from this Plan and a continuation by itself or its successor of its plan separately from this Plan, or by merger with another existing plan, with a transfer of its said segregated portion of Plan assets, or (3) termination of the Plan as to itself and its Employees.

8.08     EMPLOYER CONTRIBUTIONS
         Employer contributions made to the Plan and Trust are made and will be held for the sole purpose of providing benefits to Participants and their Beneficiaries.

         In no event will any contribution made by the Employer to the Plan and Trust or income therefrom revert to the Employer except as provided in
         Section 7.01(e) or as provided below.

         (a) Any contribution made to the Plan and Trust by the Employer because of a mistake of fact may be returned to the Employer within one year of such contribution.

         (b) Notwithstanding any other provision of the Plan and Trust, if the Internal Revenue Service determines initially that the Plan, as adopted by the Employer, does not qualify under applicable sections of the Code and applicable Treasury Department Regulations, and the Employer does not wish to amend this Plan and Trust so that it does qualify, the value of all assets will be distributed by the Trustee to the Employer within one year after the date such initial qualification is denied. Thereafter, the Employer's participation in this Plan and Trust will be considered rescinded and of no force or effect.

         (c) Any contribution made by the Employer will be conditioned on the deductibility of such contribution and may be refunded to the Employer, to the extent the contribution is determined not to be deductible, within one year after such determination is made.


                                       8-4

                                    ARTICLE 9

                                 ADMINISTRATION

9.01     PLAN ADMINISTRATOR
         The Plan Administrator will have the responsibility for the general supervision and administration of the Plan and will be a fiduciary of the Plan. The Employer may, by Written Resolution, appoint one or more individuals to serve as Plan Administrator. If the Employer does not appoint an individual or individuals as Plan Administrator, the Employer will function as Plan Administrator. The Employer may at any time, with or without cause, remove an individual as Plan Administrator or substitute another individual therefor.

9.02     POWERS AND DUTIES OF THE PLAN ADMINISTRATOR
         The Plan Administrator will be charged with and will have delegated to it the power, duty, authority and discretion to interpret and construe the provisions of this Plan, to determine its meaning and intent and to make application thereof to the facts of any individual case; to determine in its discretion the rights and benefits of Participants or the eligibility of Employees; to give necessary instructions and directions to the Trustee and the Insurer as herein provided or as may be requested by the Trustee and the Insurer from time to time; to resolve all questions of fact relating to any of the foregoing; and to generally direct the administration of the Plan according to its terms. All decisions of the Plan Administrator in matters properly coming before it according to the terms of this Plan, and all actions taken by the Plan Administrator in the proper exercise of its administrative powers, duties and responsibilities, will be final and binding upon all Employees, Participants and Beneficiaries and upon any person having or claiming any rights or interest in this Plan. The Employer and the Plan Administrator will make and receive any reports and information, and retain any records necessary or appropriate to the administration of this Plan or to the performance of duties hereunder or to satisfy any requirements imposed by law. In the performance of its duties, the Plan Administrator will be entitled to rely on information duly furnished by any Employee, Participant or Beneficiary or by the Employer or Trustee.

9.03     ACTIONS OF THE PLAN ADMINISTRATOR
         The Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate with respect to the conduct of its affairs and the administration of the Plan. Whenever any action to be taken in accordance with the terms of the Plan requires the consent or approval of the Plan Administrator, or whenever an interpretation is to be made of the terms of the Plan, the Plan Administrator will act in a uniform and non-discriminatory manner, treating all Employees and Participants in similar circumstances in a like manner. If the Plan Administrator is a group of individuals, all of its decisions will be made by a majority vote. The Plan Administrator will have the authority to employ one or more persons to render advice or services with regard to the responsibilities of the Plan Administrator, including but not limited to attorneys, actuaries, and accountants. Any persons employed to render advice or services will have no fiduciary responsibility for any ministerial functions performed with respect to this Plan.

9.04     RELIANCE ON PLAN ADMINISTRATOR AND EMPLOYER
         Until the Employer gives notice to the contrary, the Trustee and any persons employed to render advice or services will be entitled to rely on the designation of Plan Administrator that has been furnished to them. In addition, the Trustee and any persons employed to render advice or services will be fully protected in acting upon the written directions and instructions of the Plan Administrator made in accordance with the terms of this Plan. If the Plan Administrator is a group of individuals, unless otherwise specified, any one of such individuals will be authorized to sign documents on behalf of the Plan Administrator and such authorized signatures will be recognized by all persons dealing with the Plan Administrator. The Trustee and any persons employed to render advice or services may take cognizance of any rules established by the Plan Administrator and rely upon them until

                                      9-1
         notified to the contrary. The Trustee and any persons employed to render advice or services will be fully protected in taking any action upon any paper or document believed to be genuine and to have been properly signed and presented by the Plan Administrator, Employer or any agent of the Plan Administrator acting on behalf of the Plan Administrator.

9.05     REPORTS TO PARTICIPANTS
         The Plan Administrator will report in writing to a Participant his Accrued Benefit under the Plan and the Vested Percentage of such benefit when the Participant terminates his employment or requests such a report in writing from the Plan Administrator. To the extent required by law or regulation, the Plan Administrator will annually furnish to each Participant, and to each Beneficiary receiving benefits, a report which fairly summarizes the Plan's most recent report.

9.06     BOND
         The Plan Administrator and other fiduciaries of the Plan will be bonded to the extent required by ERISA or other applicable law. No additional bond or other security for the faithful performance of any duties under this Plan will be required.

9.07     COMPENSATION OF PLAN ADMINISTRATOR
         The Compensation of the Plan Administrator will be left to the discretion of the Plan Sponsor; no person who is receiving full pay from the Employer will receive compensation for services as Plan Administrator. All reasonable and necessary expenses incurred by the Plan Administrator in supervising and administering the Plan will be paid from the Plan assets by the Trustee at the direction of the Plan Administrator to the extent not paid by the Plan Sponsor.

9.08     CLAIMS PROCEDURE
         The Plan Administrator will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of this Plan. Any Employee, Participant or Beneficiary, or person claiming under them, may make claim for benefit under this Plan by filing written notice with the Plan Administrator setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Plan Administrator a written request for review within 60 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing by the Plan Administrator delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Plan Administrator's decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. The Plan Administrator will serve as an agent for service of legal process with respect to the Plan unless the Employer, through written resolution, appoints another agent.

         If a Participant or Beneficiary is entitled to a distribution from the Plan, the Participant or Beneficiary will be responsible for providing the Plan Administrator with his current address. If the Plan Administrator notifies the Participant or Beneficiary by registered mail (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the Plan Administrator within one year after such notification, the distributable amount will be forfeited and used to reduce the cost of the Plan. If the Participant or Beneficiary is subsequently located, such benefit will be restored.


                                       9-2

9.09     LIABILITY OF FIDUCIARIES
         Except for a breach of fiduciary responsibility due to gross negligence or willful misconduct, the Plan Administrator will not incur any individual liability for any decision, act, or failure to act hereunder. The Plan Administrator may engage agents to assist it and may engage legal counsel who may be counsel for the Employer. The Plan Administrator will not be responsible for any action taken or omitted to be taken on the advice of counsel.

         If there is more than one person serving as a fiduciary in any capacity (for example, co-Trustees), each will use reasonable care to prevent the other or others from committing a breach of this Plan. Nothing contained in this Section will preclude any agreement allocating specific responsibilities or obligations among the co-fiduciaries provided that the agreement does not violate any of the terms and provisions of this Plan. In those instances where any duties have been allocated between co-fiduciaries, a fiduciary will not be liable for any loss resulting to the Plan arising from any act or omission on the part of another co-fiduciary to whom responsibilities or obligations have been allocated except under the following circumstances:

         o If he participates knowingly in, or knowingly undertakes to conceal, an act or omission of a co-fiduciary knowing the act or omission is a breach; or

         o If by his failure to comply with his specific responsibilities which give rise to his status as a fiduciary, he has enabled the other fiduciary to commit a breach; or

         o If he has knowledge of a breach by a co-fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.

9.10     EXPENSES OF ADMINISTRATION
         The Employer does not and will not guarantee the Plan assets against loss. The Employer may in its sole discretion, but will not be obligated to, pay the ordinary expenses of establishing the Plan, including the fees of consultants, accountants and attorneys in connection therewith. The Employer may, in its sole discretion (but will not be obligated to), pay other costs and expenses of administering the Plan. Unless paid by the Employer, such costs and expenses will be a charge upon Plan assets and deducted by the Trustee.

9.11     DISTRIBUTION AUTHORITY
         If any person entitled to receive payment under this Plan is a minor, declared incompetent or is under other legal disability, the Plan Administrator may, in its sole discretion, direct the Trustee to:

         o        Distribute directly to the person entitled to the payment;

         o Distribute to the legal guardian or, if none, to a parent of the person entitled to payment or to a responsible adult with whom the person entitled to payment maintains his residence;

         o Distribute to a custodian for the person entitled to payment under the Uniform Gifts to Minors Act if permitted by the laws of the state in which the person entitled to payment resides; or

         o Withhold distribution of the amount payable until a court of competent jurisdiction determines the rights of the parties thereto or appoints a guardian of the estate of the person entitled to payment.

         If there is any dispute, controversy or disagreement between any Beneficiary or person and any other person as to who is entitled to receive the benefits payable under this Plan, or if the Plan Administrator is uncertain as to who is entitled to receive benefits, or if the Plan Administrator is unable to locate the person who is entitled to benefits, the Plan Administrator may with acquittance interplead the funds into a court of competent jurisdiction in the judicial district in which the Employer

                                       9-3


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         maintains its principal place of business and, upon depositing the funds with the clerk of the court, be released from any further responsibility for the payment of the benefits. If it is necessary for the Plan Administrator to retain legal counsel or incur any expense in determining who is entitled to receive the benefits, whether or not it is necessary to institute court action, the Plan Administrator will be entitled to reimbursement from the benefits for the amount of its reasonable costs, expenses and attorneys' fees incurred.

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                                   ARTICLE 10

                        AMENDMENT OR TERMINATION OF PLAN

10.01    RIGHT OF PLAN SPONSOR TO AMEND OR TERMINATE
         The Plan Sponsor reserves the right to alter, amend, revoke or terminate this Plan. No amendment will deprive any Participant or Beneficiary of any vested right nor will it reduce any Accrued Benefit to which he is then entitled with respect to Employer contributions previously made, except as may be required to maintain the Plan as a qualified plan under the Code. No amendment will change the duties or responsibilities of the Trustee without its express written consent thereto.

         A plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (b) eliminating an optional benefit form, will, with respect to benefits attributable to service before the amendment be treated as reducing Accrued Benefits.

10.02    ALLOCATION OF ASSETS ON TERMINATION OF PLAN
         If this Plan is revoked or terminated (in whole or in part) or if contributions are completely discontinued the Accounts of all affected Participants will become non-forfeitable. The Employer will then arrange for allocation of all assets among Participants so affected by the total or partial termination in accordance with the requirements of all applicable law and the regulations and requirements of the Internal Revenue Service. All allocated amounts will be retained in the Plan to the credit of the individual Participants until distribution as directed by the Employer. Distribution to Participants may be in the form of cash or other Plan assets or partly in each.

10.03    EXCLUSIVE BENEFIT
         At no time will any part of the principal or income of the Plan assets be used or diverted for purposes other than the exclusive benefit of Participants in the Plan and their Beneficiaries, nor may any portion of the Plan assets revert to the Employer except as provided in Sections 7.01(e) and 8.08.

10.04    FAILURE TO QUALIFY
         Notwithstanding any of the foregoing provisions, if this Plan, upon adoption by the Employer, is submitted to the Internal Revenue Service which then determines that the Plan as initially adopted by the Employer is not a qualified plan under the Code, the Employer may elect to terminate this Plan by giving written notice thereof. Such termination will have the same effect as if the Plan were never adopted, all policies and contracts will be canceled, and all contributions, to the extent recoverable from the Trustee, will be returned to their source. If any amendment to this Plan is submitted to the Internal Revenue Service within the period allowed under Code
         Section 401(b) which then determines that the Plan as amended is not a qualified plan under the Code, the Employer may cancel or modify any or all provisions of the amendment retroactive to the effective date of the amendment in order to maintain the qualified status of the Plan, whereupon written notice thereof will be furnished to all affected Employees, Participants and Beneficiaries.

10.05    MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS
         In the event this Plan is merged or consolidated with another plan which is qualified under Code Sections 401(a) (and 501(a) if applicable), or in the event of a transfer of the assets or liabilities of this Plan to another plan which is qualified under Code Sections 401(a) (and 501(a) if applicable), the benefit which each Participant would be entitled to receive under the successor plan or other plan if it were terminated immediately after the merger, consolidation or transfer will be equal to or greater than the benefit which the Participant would have received immediately before the merger, consolidation or transfer if this Plan had then terminated.



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



         Any transfer of assets and/or liabilities to (or from) this Plan from (or to) another plan qualified under Code Sections 401(a) (and 501(a) if applicable) will be evidenced by a Written Resolution by the Plan Sponsor of each affected plan which specifically authorizes such transfer of assets and/or liabilities.

         If any assets which are transferred to this Plan in accordance with the provisions of this Section are required to be paid in the form of a joint and survivor annuity, then, notwithstanding the provisions of Articles 5 and 6, the form of benefit for the portion of a Participant's Accrued Benefit which is attributable to such transferred assets will be determined in accordance with the rules outlined in the remainder of this Section.

         (a)      ANNUITY STARTING DATE
                  Annuity Starting Date means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

         (b)      QUALIFIED ELECTION

                  (1)      IN GENERAL
                           Qualified Election means a written waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity. The waiver must be consented to by the Participant's spouse with such consent witnessed by a representative of the Plan Administrator or a notary public. The spouse's consent must include the designation of a specific Beneficiary and the form of payment which cannot be changed without the consent of the spouse. Such consent will not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse, the spouse cannot be located or other circumstances that may be prescribed by Treasury Regulations. Any consent which is required under this Section will be valid only with respect to the spouse who signs the consent (or in the event of a deemed Qualified Election, the designated spouse). Additionally, any revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Annuity Starting Date; however, any waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity which follows such revocation must be in writing and must be consented to by the Participant's spouse. The number of waivers or revocations of such waivers will not be limited.

                  (2)      QUALIFIED JOINT AND SURVIVOR ANNUITY NOTICES
                           Not more than 90 days nor less than 30 days before the Participant's Annuity Starting Date, the Plan Administrator will provide the Participant a written explanation of:

                           o the terms and conditions of a Qualified Joint and Survivor Annuity;

                           o the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

                           o a general description of the eligibility conditions and other material features of the optional forms of benefit and sufficient additional information to explain the relative values of the optional forms of benefit available;

                           o        the rights of the Participant's spouse; and



                                      10-2

                           o the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

                  (3)      QUALIFIED SURVIVOR ANNUITY NOTICES
                           The election period to waive the Qualified Survivor Annuity begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Vested Terminated Participant separates from service before the beginning of the election period, the election period begins on the date of separation from service.

                           The Plan Administrator will, within the applicable notice period, provide each Participant a written explanation of the Qualified Survivor Annuity containing comparable information to that required under the provisions of Section 1.32(b)(2). For purposes of this paragraph, the term "applicable notice period" means whichever of the following periods ends last:

                           o the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           o the period beginning two years before and ending 12 months after the individual becomes a Participant;

                           o the period beginning two years before and ending 12 months after the joint and survivor rules become effective for the Participant; or

                           o the period beginning one year before and ending 12 months after the Participant separates from service before attaining age 35.

                           A Participant who will not have attained age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Survivor Annuity for the period beginning on the date of the election and ending on the first day of the Plan Year in which the Participant attains age 35. The Election will not be valid unless the Participant receives a written explanation of the Qualified Survivor Annuity in terms comparable to the explanation required above. Qualified Survivor Annuity coverage will automatically resume as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date will be subject to the full requirements of this Section 1.32(b).

         (c)      QUALIFIED JOINT AND SURVIVOR ANNUITY
                  A Qualified Joint and Survivor Annuity means an annuity which is purchased from an Insurer and which is payable for the life of the Participant with a survivor annuity for the life of his Surviving Spouse in an amount which is 50% of the amount payable during the joint lives of the Participant and his spouse. The amount of the Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

         (d)      QUALIFIED LIFE ANNUITY
                  A Qualified Life Annuity means an annuity which is purchased from an Insurer and which is payable for the lifetime of the Participant with payments terminating upon the death of the Participant. The amount of the Qualified Life Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit


                                      10-3

         (e)      QUALIFIED SURVIVOR ANNUITY
                  A Qualified Survivor Annuity which a Surviving Spouse will be eligible to receive under the provisions of Section 6.02 means a monthly benefit payable for the remaining lifetime of the Surviving Spouse. The amount of the Qualified Survivor Annuity benefit will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

                  If the Participant's Vested Accrued Benefit is $3,500 or less, the Plan Administrator will, without the request or approval of the Surviving Spouse, direct the immediate distribution of the Participant's Vested Accrued Benefit to the Surviving Spouse. If the Participant's Vested Accrued Benefit at the time of any distribution exceeds $3,500, the Vested Accrued Benefit at any later time will be deemed to exceed $3,500. The Surviving Spouse may elect to receive the Qualified Survivor Annuity as a lump sum. Effective for the Plan Year beginning January 1, 1998, $5,000 shall be substitute for $3,500 in this paragraph in compliance with the Taxpayer Relief Act of 1997.

10.06    EFFECT OF PLAN AMENDMENT ON VESTING SCHEDULE
         No amendment to the Vesting Schedule will deprive a Participant of his nonforfeitable right to his Vested Accrued Benefit as of the date of the amendment. Further, if the Vesting Schedule of the Plan is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's non-forfeitable percentage, each Participant with at least 3 Years of Vesting Service as of the last day of the election period described below may elect, within a reasonable period after the adoption of the amendment, to have his Vested Percentage computed under the Plan without regard to such amendment. The period during which such election may be made will commence with the date the amendment is adopted and will end 60 days after the latest of:

         (a)      the date the amendment is adopted;

         (b)      the date the amendment becomes effective; or

         (c) the date the Participant is issued written notice of the amendment by the Employer.



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                                   ARTICLE 11

                             TRUSTEE AND TRUST FUND

11.01    ACCEPTANCE OF TRUST
         The Trustee, by signing this Agreement, accepts this Trust and agrees to perform the duties of the Trustee in accordance with the terms and conditions set forth herein.

11.02    TRUST FUND

         (a)      PURPOSE AND NATURE
                  The Trustee will establish and maintain a Trust Fund for purposes of providing a means of accumulating the assets necessary to provide the benefits which become payable under the Plan. The Trustee will receive, hold and invest all contributions made by the Employer, any Participating Employers, and the Participants, including the investment earnings thereon. The Trust Fund arising from such contributions and earnings will consist of all assets held by the Trustee under the Plan and Trust. All benefits payable under the Plan will be paid by the Trustee from the Trust Fund.

                  Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. In no event will the Plan Administrator, the Employer, any Employees, any officer of the Employer or any agents of the Employer or the Plan Administrator be liable in their individual capacities to any person whomsoever, under the provisions of this Plan and Trust, except as provided by law.

                  The Trust Fund will be used and applied only in accordance with the provisions of the Plan and Trust, to provide the benefits thereof, and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries entitled to benefits under the Plan, except to the extent specifically provided elsewhere herein.

         (b)      OPERATION OF THE TRUST FUND
                  The Trust Fund will be maintained in accordance with the accounting requirements of the Plan. No Participant will have any right to any specific asset or any specific portion of the Trust Fund prior to distribution of benefits. Withdrawals from the Trust Fund will be made to provide benefits to Participants and Beneficiaries in the amounts specified by the Plan, and to pay expenses agreed to in writing by the Plan Administrator.

         (c)      INVESTMENTS
                  The Trustee will invest the Trust Fund in accordance with the proper directions of the Plan Administrator or Investment Manager. Except to the extent required by ERISA or otherwise provided in this Plan, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and shall retain assets until directed by the Plan Administrator to dispose of them.

         (d)      COMBINED TRUST FUND FOR COLLECTIVE INVESTMENT PURPOSES
                  If the Plan Sponsor creates or maintains one or more employee benefit plans qualified under Code Section 401(a) in addition to this Plan, the Plan Sponsor may request the Trustee to hold the assets of the additional plan or plans in the Trust Fund. The Plan Administrator shall keep records showing the interest of the Plan and each additional plan in the Trust Fund unless the Trustee enters into an agreement with the Plan Sponsor to keep separate accounts for each such plan. The Plan Sponsor and the Plan Administrator shall not permit

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



                  or cause the assets of one plan to be used to pay benefits or the administrative expenses of any other plan with assets in the Trust Fund.

11.03    RECEIPT OF CONTRIBUTIONS
         The Trustee will be accountable to the Employer for the funds contributed to it, but will have no duty to see that the contributions received comply with the provisions of the Plan. The Trustee will not be obligated to collect any contributions from the Employer or the Participants.

11.04    POWERS OF THE TRUSTEE
         Subject to the provisions and limitations contained elsewhere in this Plan, the Trustee will have full discretion and authority with regard to the investment of the Trust Fund. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

         (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, book entry deposits with the United States Federal Reserve Bank or System, Master Notes or similar arrangements sponsored by the Trustee or any other financial institution as permitted by law, improved or unimproved real estate situated in the United States, mortgages, notes or other property of any kind, real or personal, as a prudent man would so invest under like circumstances with due regard for the purposes of this Plan;

         (b) To maintain any part of the assets of the Trust Fund in cash, or in demand or short-term time deposits bearing a reasonable rate of interest (including demand or short-term time deposits of or with the Trustee), or in a short-term investment fund or in other cash equivalents having ready marketability, including, but not limited to, U.S. Treasury Bills, commercial paper, certificates of deposit (including such certificates of deposit of or with the Trustee), and similar types of short-term securities, as may be deemed necessary by the Trustee in its sole discretion;

         (c) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee will decide;

         (d) To credit and distribute the Trust as directed by the Plan Administrator or any agent of the Plan Administrator. The Trustee will not be obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee will be accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator or any agent of the Plan Administrator;

         (e) To borrow money, assume indebtedness, extend mortgages and encumber by mortgage or pledge;

         (f) To compromise, contest, arbitrate, or abandon claims and demands, in its discretion;

         (g) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights;

         (h) To hold any securities or other property in the name of the Trustee or its nominee, or in another form as it may deem best, with or without disclosing the trust relationship;

                                      11-2

         (i) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust;

         (j) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction;

         (k)      To file all tax forms or returns required of the Trustee;

         (l) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obligated to or required to do so unless indemnified to its satisfaction; and

         (m) To keep any or all of the Trust property at any place or places within the United States or abroad, or with a depository or custodian at such place or places; provided, however, that the Trustee may not maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the District Courts of the United States, except as may be expressly authorized in U.S. Treasury or U.S. Department of Labor regulations.

11.05    INVESTMENT IN COMMON OR COLLECTIVE TRUST FUNDS
         Notwithstanding the provisions of Section 11.04, the Plan Sponsor specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any common or collective trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a). The authorization applies only if such common or collective trust fund: (a) is exempt from taxation under Code Section 584 or 501(a); (b) if exempt under Code Section 501(a), expressly limits participation to pension and profit sharing trusts which are exempt under Code Section 501(a) by reason of qualifying under Code Section 401(a); (c) prohibits that part of its corpus or income which equitably belongs to any participating trust from being used for or diverted to any purposes other than for the exclusive benefit of the Employees or their Beneficiaries who are entitled to benefits under such participating trust; (d) prohibits assignment by participating trust of any part of its equity or interest in the group trust; and (e) the sponsor of the group trust created or organized the group trust in the United States and maintains the group trust at all times as a domestic trust in the United States. The provisions of the common or collective trust fund agreement, as amended by the Trustee from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the common or collective trust fund will govern any investment of Plan assets in that fund. This provision constitutes the express permission required by Section 408(b)(8) of ERISA.

11.06    INVESTMENT IN INSURANCE COMPANY CONTRACTS
         The Trustee may invest any portion of the Trust Fund in a deposit administration, guaranteed investment or similar type of investment contract (hereinafter referred to as Contract); provided, however, that no such Contract may provide for an optional form of benefit which would not be provided for under the provisions hereof. The Trustee will be the complete and absolute owner of Contracts held in the Trust Fund.

         The Trustee may convert from one form to another any Contract held in the Trust Fund; designate any mode of settlement; sell or assign any Contract held in the Trust Fund; surrender for cash any Contract held in the Trust Fund; agree with the insurance company issuing any Contract to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, exercise any and all of the rights, options and privileges that belong to the absolute owner of any Contract held in the Trust Fund that are granted by the terms of any such Contract or by the terms of this Agreement.


                                      11-3

         The Trustee will hold in the Trust Fund the proceeds of any sale, assignment or surrender of any Contract held in the Trust Fund and any and all dividends and other payments of any kind received in respect to any Contract held in the Trust Fund.

         No insurance company which may issue any Contract based upon the application of the Trustee will be responsible for the validity of this Plan, be required to look into the terms of this Plan, be required to question any act of the Plan Administrator or the Trustee hereunder or be required to verify that any action of the Trustee is authorized by this Plan. If a conflict should arise between the terms of the Plan and any such Contract, the terms of the Plan will govern.

11.07    FEES AND EXPENSES FROM FUND
         The Trustee will be entitled to receive reasonable annual compensation as may be mutually agreed upon from time to time between the Plan Sponsor and the Trustee. The Trustee will pay all expenses reasonably incurred by it in its administration and investment of the Trust Fund from the Trust Fund unless the Plan Sponsor pays the expenses. No person who is receiving full pay from the Plan Sponsor will receive compensation for services as Trustee.

11.08    RECORDS AND ACCOUNTING
         The Trustee will keep full and complete records of the administration of the Trust Fund which the Employer and the Plan Administrator may examine at any reasonable time. As soon as practical after the end of each Plan Year and at such other reasonable times as the Employer may direct, the Trustee will prepare and deliver to the Employer and the Plan Administrator an accounting of the administration of the Trust, including a report on the fair market value of all assets of the Trust Fund.

11.09    DISTRIBUTION DIRECTIONS
         If no one claims a payment or distribution made from the Trust, the Trustee will notify the Plan Administrator and will dispose of the payment in accordance with the subsequent direction of the Plan Administrator.

11.10    THIRD PARTY
         No person dealing with the Trustee will be obliged to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and will not be liable to any person whomsoever in so doing. The certification of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certification.

11.11    PROFESSIONAL AGENTS, AFFILIATES AND ARBITRATION

         (a)      PROFESSIONAL AGENTS
                  The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan; the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

         (b)      USE OF AFFILIATES

                  (1) Charles Schwab Trust Company (CSTC) is authorized to contract or make other arrangements with The Charles Schwab Corporation, Charles Schwab & Co., Inc., their affiliates and subsidiaries, successors and assigns (collectively referred to as Schwab), and any other organizations affiliated with or subsidiaries of CSTC or related entities, for the provision of services to the Trust Fund or Plan, except where

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



                           such arrangements are prohibited by law or regulation. As used below, authorized person means any person whose authorization is required pursuant to the provision of any prohibited transaction exemption otherwise applicable.

                  (2) CSTC is authorized to place securities orders, settle securities trades, hold securities in custody and other related activities on behalf of the Trust Fund through or by Schwab whenever possible unless the authorized person specifically instructs the use of another Broker. Trades and related activities conducted through the Broker will be subject to fees and commissions established by the Broker, which may be paid from the Trust Fund or netted from the proceeds of trades.

                  (3) Trades will not be executed through Schwab unless the Plan Administrator and the authorized person have received disclosure concerning the relationship of Schwab to CSTC, and the fees and commissions which may be paid to Schwab, CSTC and any affiliate or subsidiary of any of them as a result of using Schwab to execute trades or for other services.

                  (4) CSTC is authorized to disclose such information as is necessary to the operation and administration of the Trust Fund to Schwab and to such other persons or organizations that CSTC determines have a legitimate business purpose for obtaining such information.

                  (5) At the direction of the authorized person, CSTC may purchase shares of regulated investment companies (or other investment vehicles) advised by Schwab or CSTC ("Schwab Funds"), except to the extent that such investment is prohibited by law or regulation. Schwab Fund shares may not be purchased for or held by the Trust Fund unless the Plan Administrator has received disclosure concerning the relationship of Schwab or CSTC to the Schwab Funds, and any fees which may be paid to such entities.

                  (6) To the extent permitted under applicable laws, CSTC may invest in deposits, long and short term debt instruments, stocks and other securities, including those of CSTC or Schwab.

                  (7) CSTC and Schwab are authorized to tape record conversations between CSTC or Schwab and persons acting on behalf of the Plan or a Participant in order to verify data on transactions.

         (c)      ARBITRATION
                  Any dispute under this agreement will be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Employer and the Trustee. If the Employer and the Trustee cannot agree on such a choice, each will nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration will be paid as decided by the arbitrator.

11.12    VALUATION OF TRUST
         The Trustee will value the Trust Fund as of the last day of each Plan Year to determine the fair market value of the Trust, and the Trustee will value the Trust Fund on such other date(s) as may be necessary to carry out the provisions of the Plan.

11.13    LIABILITY OF TRUSTEE
         The Trustee will be liable only for the safeguarding and administration of the assets of this Trust Fund in accordance with the provisions hereof and any amendments hereto and no other duties or responsibilities will be implied. The Trustee will not be required to pay any interest on funds paid to

                                      11-5
         or deposited with it or to its credit under the provisions of this Trust, unless pursuant to a written agreement between the Employer and the Trustee. The Trustee will not be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plan and will not be required to make any payment of any nature except from funds actually received as Trustee. The Trustee may consult with legal counsel (who may be legal counsel for the Employer) selected by the Trustee and will be fully protected for any action taken, suffered or omitted in good faith in accordance with the opinion of said legal counsel. It will not be the duty of the Trustee to determine the identity or mailing address of any Participant or any other person entitled to benefits hereunder, such identity and mailing addresses to be furnished by the Employer, the Plan Administrator or an agent of the Plan Administrator. The Trustee will be under no liability in making payments in accordance with the terms of this Plan and the certification of the Plan Administrator or an agent of the Plan Administrator who has been granted such powers by the Plan Administrator.

         Except to the extent required by any applicable law, no bond or other security for the faithful performance of duty hereunder will be required of the Trustee.

11.14    REMOVAL OR RESIGNATION AND SUCCESSOR TRUSTEE
         A Trustee may resign at any time upon giving 30 days prior written notice to the Plan Sponsor or, with the consent of the Plan Sponsor, a Trustee may resign with less than 30 days prior written notice. The Plan Sponsor may remove a Trustee by giving at least 30 days prior written notice to the Trustee.

         Upon the removal or resignation of a Trustee, the Plan Sponsor will appoint and designate a successor Trustee which will be one or more individual successor Trustees or a corporate Trustee organized under the laws of the United Sates or of any state thereof with authority to accept and execute trusts. Any successor Trustee must accept and acknowledge in writing its appointment as a successor Trustee before it can act in such capacity.

         Title to all property and records or true copies of such records necessary to the current operation of the Trust Fund held by the Trustee hereunder will vest in any successor Trustee acting pursuant to the provisions hereof, without the execution or filing of any further instrument. Any resigning or removed Trustee will execute all instruments and do all acts necessary to vest such title in any successor Trustee of record. Each successor Trustee will have, exercise and enjoy all the powers, both discretionary and ministerial, herein conferred upon his predecessor. No successor Trustee will be obligated to examine the accounts, records and acts of any previous Trustee or Trustees, and each successor Trustee in no way or manner will be responsible for any action or omission to act on the part of any previous Trustee.

         Any corporation which results from any merger, consolidation or purchase to which the Trustee may be a party, or which succeeds to the trust business of the Trustee, or to which substantially all the trust assets of the Trustee may be transferred, will be the successor to the Trustee hereunder without any further act or formality with like effect as if the successor Trustee had originally been named Trustee herein; and in any such event it will not be necessary for the Trustee or any successor Trustee to give notice thereof to any person, and any requirement, statutory or otherwise, that notice will be given is hereby waived.

11.15    APPOINTMENT OF INVESTMENT MANAGER
         One or more Investment Managers may be appointed by the Plan Sponsor (or the Plan Administrator) to exercise full investment management authority with respect to all or a portion of the Trust assets. Authorized payment of the fees and expenses of the Investment Manager(s) may be made from the Trust assets. For purposes of this agreement, any Investment Manager so appointed will, during the period of his appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Plan Sponsor or the Plan Administrator) with respect to the investment or reinvestment of that portion of the Trust assets over which the Investment Manager has investment management authority. The Investment Manager must be one of the following:

                                      11-6

         (a) Registered as an investment advisor under the Investment Advisors Act of 1940;

         (b)      A bank, as defined in the Investment Advisors Act of 1940; or

         (c) An insurance company qualified to manage, acquire, or dispose of such Plan assets under the laws of more than one state.

         Any Investment Manager will acknowledge in writing to the Plan Sponsor or the Plan Administrator and to the Trustee that he or it is a fiduciary with respect to the Plan. During any period of time when the Investment Manager is so appointed and serving, and with respect to those assets in the Plan over which the Investment Manager exercises investment management authority, the Trustee's responsibility will be limited to holding such assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing such investment instructions only as directed by the Investment Manager. The Trustee will not be responsible for any acts or omissions of the Investment Manager. Any certificates or other instruments duly signed by the Investment Manager (or the authorized representative of the Investment Manager), purporting to evidence any instruction, direction or order of the Investment Manager with respect to the investment of those assets of the Plan over which the Investment Manager has investment management authority, will be accepted by the Trustee as conclusive proof thereof. The Trustee will also be fully protected in acting in good faith upon any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and from the Investment Manager (or the authorized representative of the Investment Manager). The Trustee will not be liable for any action taken or omitted by the Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith upon direction of the Investment Manager.

11.16    LOANS TO PARTICIPANTS
         The Plan Administrator may authorize the Trustee to lend on a nondiscriminatory basis to a Participant an amount from the Plan as specified herein; provided, a reasonable rate of interest will be charged on the loan, the loan will be secured by 50% of the Participant's Vested Accrued Benefit in the Plan, and provision for repayment will be made. All loans will be subject to the approval of the Plan Administrator which will investigate each application for a loan. The Plan Administrator will prescribe such rules as may be necessary to provide guidelines as to under which circumstances and for what purpose loans will be permitted.

         The Plan Administrator will prescribe guidelines as to which Account or Accounts loans may be made from. Each loan made to a Participant will be made from the Participant's allowable Account or Accounts. All interest and principal repayments will be credited to the Participant's Account from which the loan was made.

         In addition to any additional rules and regulations as the Plan Administrator may adopt all loans will comply with the following terms and conditions:

         (a) Only Active and Inactive Participants will be eligible to apply for a loan. Each application for a loan will be made in writing to the Plan Administrator, whose action thereon will be final.

         (b) Each loan will be made against collateral being the assignment of 50% of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's promissory note for the amount of the loan, including interest payable to the order to the Trustee, and any additional security deemed necessary to adequately secure the Loan. If a person fails to make a required payment within 90 days of the due date set forth in the loan agreement, the loan will be in default. There will be no foreclosure against a Participant's Accrued Benefit prior to his becoming entitled to a distribution of benefits in accordance with the terms of this Plan. All loans will become due and payable in full upon the termination of a

                                      11-7

                  Participant's employment. If a Participant with an outstanding loan terminates employment and becomes entitled to a distribution of benefits from the Plan, then the outstanding balance of the unpaid loan plus any accrued interest thereon will be deducted from the amount of otherwise distributable benefits and the Participant's promissory note will be distributed to the Participant.

         (c) The principal repayment will be amortized over the fixed life of a loan with installments of principal and interest to be paid not less often than quarterly. The period of repayment for each loan will be arrived at by mutual agreement between the Plan Administrator and the borrower, but in no event will such period exceed a reasonable period of time. The period of repayment will in no event exceed 5 years unless the loan is to be used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time, is to be used as a principal residence of the Participant.

         (d)      The minimum amount of any loan is equal to $1,000.

         (e) The maximum amount of any loan is such that when the amount of the loan is added to the outstanding balance of all other loans made to the Participant from the Plan (and any other plans maintained by the Employer or any Related Employer) the total does not exceed the lesser of:

                  (1)      50% of the Participant's Vested Accrued Benefit; or

                  (2) $50,000, reduced by the amount, if any, of the highest balance of all outstanding loans to the Participant during the one-year period ending on the day prior to the day on which the loan in question is made.

         (f) Each loan will bear interest at a rate equal to the prime rate which is published in the Wall Street Journal as being representative of the base rate on corporate loans at large U.S. money center commercial banks on the first day of the month in which the loan is made, plus 2 percentage points.

         (g) A Participant may have no more than one loan outstanding at any time.

         (h) Each loan will require the Participant (and, if the Participant is married, the Participant's spouse) to consent to the loan and the possible reduction in the Participant's Accrued Benefit. Such consent must be made in writing within the 90-day period before the making of the loan. (i) No loan will be permitted to a Participant in a year in which he is either an Owner-Employee or Shareholder-Employee as defined in Code Section 4975(d).

                  The spousal consent must meet requirements which are comparable to the requirements described in Code Section 417(a)(2). Any security interest held by the Plan by reason of an outstanding loan is taken into account in determining the value of a Qualified Survivor Annuity. However, in the event a Participant defaults on a loan, the security interest in the loan will be deducted from the Qualified Survivor Annuity.


                                      11-8

IN WITNESS WHEREOF, this instrument has been executed by the duly authorized and empowered officers of the Employer, this 1st day of October, 1997.


                                        Capstar Broadcasting Partners, Inc.



                                        By:  /s/ Paul D. Stone
                                           -------------------------------------
                                             Paul D.  Stone,
                                             Executive Vice President/CFO


The Trustee agrees to serve as Trustee under the terms of this instrument.

                                        Charles Schwab Trust Company



                                        By:  /s/ Rose Hauer
                                           -------------------------------------

FIRST AMENDMENT TO THE
CAPSTAR BROADCASTING PARTNERS
401(k) RETIREMENT PLAN AND TRUST

This amendment, effective January 1, 1998, is made by Capstar Broadcasting Partners, Inc. (hereinafter referred to as the "Employer").

WHEREAS, the Employer has previously established the Capstar Broadcasting Partners 401(k) Retirement Plan and Trust (the "Plan") for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to Plan Section 10.01, the Board of Directors of Capstar Broadcasting Partners, Inc. (the "Board") is authorized to amend the Plan on its behalf;

NOW, THEREFORE, the following amendments are hereby made and shall be effective January 1, 1998 unless otherwise specified:

Plan Section 1.09 is amended to add the following:

         To the extent that any plan is merged into this Plan, the provisions of this Plan that are intended to comply with changes in the qualification requirements made by the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996 (SBJPA) and the Taxpayer Relief Act of 1997 (TRA '97) shall be effective for the merged plan as required by applicable law.

Plan Section 1.32(e) is amended by adding the following sentence at the end of the second paragraph:

         Effective January 1, 1999, $5,000 is substituted for $3,500 in this paragraph in compliance with the Taxpayer Relief Act of 1997.

Plan Section 5.05(c) is amended by adding the following sentence:

         Effective January 1, 1999, $5,000 is substituted for $3,500 in this paragraph in compliance with the Taxpayer Relief Act of 1997.

The following Section 8.09 is added to Plan Article 8.

         8.09     Employees in Qualified Military Service
                  Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with
                  Section 414(u) of the Internal Revenue Code.

IN WITNESS WHEREOF, the Employer, Capstar Broadcasting Partners, Inc. has caused this instrument to be executed as of the date specified below.

                                            Employer:
                                            Capstar Broadcasting Partners, Inc.



Dated:   April 17, 1998                     By:  /s/ Kim Borron
      ---------------------                    -------------------
                                                 Vice President

                             SECOND AMENDMENT TO THE
                          CAPSTAR BROADCASTING PARTNERS
                        401(K) RETIREMENT PLAN AND TRUST

This amendment effective January 1, 1998 is made by Capstar Broadcasting Partners, Inc. hereinafter referred to as (the "Employer").

WHEREAS, the Employer has previously established the Capstar Broadcasting Partners 401(k) Retirement Plan and Trust (the "Plan") for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to Plan Section 10.01, the Employer reserves the right to amend the Plan to the extent the amendment will not deprive any participant or beneficiary of any vested right, nor to the extent it will reduce any accrued benefit to which a participant or beneficiary is then entitled to with respect to employer contributions previously made, except as may be required to maintain the Plan as qualified under the Internal Revenue Code of 1986 as amended, nor to the extent an amendment will change the duties or responsibilities of the trustee without the expression written consent of the trustees;

WHEREAS, some radio stations purchased by the Employer or purchased by an entity in the same controlled group as the Employer employ individuals that would normally be eligible for participation in the Plan shortly after the close of the contemplated purchase;

WHEREAS, some of such stations may be sold shortly after their purchase by the Employer or their purchase by an entity in the same controlled group as the Employer;

WHEREAS, the Employer desires to limit participation in the Plan to employees that are not employed at a radio station whose sale is pending during the whole period for which it is an asset of the Employer or an asset of an entity in the same controlled group as the Employer;

NOW, THEREFORE, the following amendment is hereby made and shall be effective January 1, 1998 unless otherwise specified:

Plan Section 1.10 is amended to read as follows:

         Eligible Employee Classification
         An Eligible Employee Classification is a classification of Employees, the members of which are eligible to participate in the Plan. The Plan covers all employee classifications except Leased Employees, workers classified by the Employer as Independent Contractors, Employees classified by the Employer as Part Time Employees and who have failed to work at least 1,000 hours during any Plan Year and during the Employee's Initial Year of Eligibility Service, and union employees who are not explicitly covered by the Plan pursuant to the terms of a collective bargaining agreement. An Eligible Employee Classification shall also not include those employees who are employed at a facility, described in Appendix A to this document, which facility is pending sale to an unrelated entity.

NOW, THEREFORE, be it further provided that except as contemplated above the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, this amendment has been executed by the duly authorized officer of the company as of the date specified below and effective as set forth herein.

                                           Employer:
                                           Capstar Broadcasting Partners, Inc.



Dated:       June 30, 1998                 By:     /s/ Kim Borron
         ---------------------------          --------------------------------
                                                   Vice President

                             THIRD AMENDMENT TO THE
                          CAPSTAR BROADCASTING PARTNERS
                        401(K) RETIREMENT PLAN AND TRUST


This amendment effective August 31, 1998 is made by Capstar Broadcasting Partners, Inc. hereinafter referred to as (the "Employer").

WHEREAS, the Employer has previously established the Capstar Broadcasting Partners 401(k) Retirement Plan and Trust (the "Plan") effective October 1, 1997 for the benefit of eligible employees and their beneficiaries;

WHEREAS, pursuant to Plan Section 10.01, the Employer reserves the right to amend the Plan to the extent the amendment will not deprive any participant or any beneficiary of any vested right, nor to the extent it will reduce any accrued benefit to which a participant or beneficiary is then entitled to with respect to employer contributions previously made, except as may be required to maintain the Plan as a qualified Plan under the Internal Revenue Code of 1986 as amended (the "Code");

WHEREAS, currently the trustee of the Plan is the Charles Schwab Trust Company, (the "Trustee");

WHEREAS, any amendment which changes the duties or responsibility of the Trustee must be established with the express written consent of the Trustee; and

WHEREAS, the Employer believes it is in the best interest of Plan participants to allow participants to invest funds in their accounts in securities of the Employer or an entity aggregated with the Employer pursuant to Code Section 414(b) or (c) at the time established by the Plan Administrator.

NOW, THEREFORE, the Plan is hereby amended as follows and except as provided below shall continue to read in its current state:

Article 12 of the Plan is hereby added to the Plan to read as follows effective August 31 1998:

                                   ARTICLE 12

                      PROVISIONS RELATING TO EMPLOYER STOCK

12.01    Type of Employer Stock
         The Trustee will, to the extent practical based on the Participant's or Beneficiary's election, invest that portion of the Trust Fund so elected by Participants and Beneficiaries, in Common Stock of the Employer, any Participating Employer or any entity aggregated with the Employer pursuant to Code Section 414(b) or (c) (Employer Stock) which includes treasury stock which has been purchased by the Employer.

12.02    Voting Rights

         (a)      In General
                  Before each annual or special meeting of the Employer's shareholders, the Plan Administrator will cause to be sent to each Participant and Beneficiary who has Employer Stock allocated to his Accounts a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Employer Stock allocated to his Accounts.

                  Voting rights with respect to shares of Employer Stock held in the Trust Fund shall be voted by the Trustee in such manner as may be determined by the respective Participants and Beneficiaries, with respect to all matters requiring shareholder approval.

                  With respect to shares of Employer Stock in the Trust Fund which are allocated to Participants and Beneficiaries who fail to give directions to the Trustee, such shares shall be voted by the Trustee based on the voting directions of those Participants and Beneficiaries who issued directions with respect to Employer Stock allocated to their Accounts. The number of non-voted shares to be voted in a particular manner shall be determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of allocated shares directed to be voted in such manner, and the denominator of which is the total number of allocated shares directed to be voted in any manner with respect to the matter at issue.

                  The Plan Administrator may establish such rules and guidelines as it deems necessary to properly effect the provision of this
                  Section 12.02

         (b)      Tender Offers
                  In the event of a tender offer for shares of Employer Stock the Plan Administrator will advise each Participant or Beneficiary who has shares of Employer Stock allocated to his Accounts in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant or Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares allocated to his Accounts. The Plan Administrator may also provide Participants or Beneficiaries with such other material concerning the tender offer as the Plan Administrator, in its discretion, determines to be appropriate.

                  Each Participant or Beneficiary shall have the right, to the extent of the number of shares of Employer Stock in his account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Employer Stock.

                  The Employer shall utilize its best efforts to timely distribute or cause to be distributed to each Participant or Beneficiary such information as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer.

                  The Trustee shall, with respect to Employer Stock held in the Trust Fund, accept or reject the terms of any tender offer and, accordingly, tender Employer Stock held by the Trustee in the Trust Fund in accordance with the terms and provisions of any tender offer, or not tender such Employer Stock, as directed by the respective Participants or Beneficiaries. With respect to shares of Employer Stock which are allocated to Participants or Beneficiaries who have not given directions, the Trustee shall not tender any shares of Employer Stock with respect to which such Participants or Beneficiaries have the right of direction.

                  The sum of fractional shares allocated to Participants' and Beneficiaries' Accounts and unallocated shares of Employer Stock shall be tendered or exchanged in the same manner and proportion as shares with respect to which Participants and Beneficiaries have the right of direction are tendered or exchanged.

                  The Plan Administrator may establish such rules and guidelines as it deems appropriate to properly effect the provisions of this Section 12.02.

12.03    Fiduciary Duties
         The Plan Administrator shall be the fiduciary responsible for designing procedures structured in order to safeguard the confidentiality of information relating to the purchase, holding, and sale of Employer Stock, and the exercise of voting, tender, and similar rights, with respect to Employer Stock, by Participants and Beneficiaries; provided that, such procedures need not be designed to safeguard the confidentiality of information to the extent necessary to comply with Federal laws or state laws not preempted by ERISA. The Plan Administrator shall further insure that such procedures are at all times sufficient to safeguard the confidentiality of the applicable information and are followed. If the Plan Administrator determines that any situation involves a potential for undue employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights, it shall appoint an independent fiduciary to carry out activities relating to any such situation.

12.04    Trustee Notification
         The Employer will maintain the Plan such that either (a) as of the date hereof the percentage of the issued and outstanding class of equity security registered under Section 12 of the Securities Exchange Act of 1934 which is Employer Stock owned by the Plan (the Plan Percentage) is less than 4.5%, or (b) that the Plan and its prior trust have complied with all notice and filing requirements imposed by federal securities laws with regard to Employer Stock. The Employer will (a) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 4.5%, (b) monitor the Plan Percentage on a daily basis so long as the Plan Percentage is at least 4.5%, (c) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 5% and, if applicable, 10%, and (d) provide monthly written reports to the

         Trustee disclosing the Plan Percentage. The foregoing monitoring and notification requirements shall cease during any month when the Plan Percentage is below 4.5% for each day of the month.

IN WITNESS WHEREOF, the Employer, Capstar Broadcasting Partners, Inc. and the Trustee, Charles Schwab Trust Company, have caused this instrument to be executed as of the dates specified below.

                                       Employer:
                                       CAPSTAR BROADCASTING PARTNERS, INC.



                                       By:    /s/ Kim Borron
                                          -----------------------------------
                                       Title: Vice President
                                             --------------------------------

Dated:    August 25, 1998
      --------------------------

The Trustee agrees to continue to serve as Trustee under the terms of the Plan and this Third Amendment to the Plan.



                                       Trustee:
                                       CHARLES SCHWAB TRUST COMPANY



                                       By:      /s/ Rose Hauer
                                          -----------------------------------
                                       Title:  Officer
                                             --------------------------------

Dated:    August 25, 1998
      ---------------------------